Exhibit 99.1

1

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Spirit Realty Capital, Inc.

Opinion on Internal Control over Financial Reporting

We have audited Spirit Realty Capital, Inc.’s internal control over financial reporting as of December 31, 2022, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the COSO criteria). In our opinion, Spirit Realty Capital, Inc. (the Company) maintained, in all material respects, effective internal control over financial reporting as of December 31, 2022, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the 2022 consolidated financial statements of the Company and our report dated February 28, 2023 expressed an unqualified opinion thereon.

Basis for Opinion

The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definition and Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Ernst & Young LLP

Dallas, Texas

February 28, 2023

2

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Spirit Realty Capital, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Spirit Realty Capital, Inc. (the Company) as of December 31, 2022 and 2021, the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2022, and the related notes and financial statement schedules listed in the Index at Item 15(a) (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2022, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of December 31, 2022, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated February 28, 2023 expressed an unqualified opinion thereon.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Evaluation of Impairment on Real Estate Assets Held for Investment

Description of the Matter	At December 31, 2022, the Company’s real estate investments (land, building, and improvements) held and used totaled $7.4 billion. As discussed in Note 2 to the consolidated financial statements, the Company reviews its real estate investments held and used periodically for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The Company considers factors such as expected future undiscounted cash flows, estimated residual value, and market trends (such as the effects of leasing demand and competition) in assessing recoverability of these investments. Key assumptions used in estimating future cash flows and fair values include recently quoted bid or ask prices, market prices of comparable investments, contractual and comparable market rents, leasing assumptions, capitalization rates, and expectations for the use of the asset. A real estate investment held and used is considered impaired if its carrying value exceeds its estimated undiscounted cash flows, and the impairment is calculated as the amount by which the carrying value of the asset exceeds its estimated fair value.

3

Auditing management’s evaluation of impairment on real estate investments held and used is judgmental due to the estimation required in determining undiscounted cash flows that can be generated from the investment and determining estimated fair value when the investment is not deemed recoverable from those estimated future cash flows. In particular, the impairment evaluation is sensitive to the investment’s estimated residual value that is derived from the key assumptions stated above, which can be affected by expectations about future market or economic conditions, demand, and competition.

How We Addressed the Matter in Our Audit	We obtained an understanding, evaluated the design, and tested the operating effectiveness of controls over the Company’s impairment evaluation process. This included controls over management’s review of the key assumptions underlying the undiscounted cash flows and the fair value determination. To test the Company’s evaluation of impairment of real estate investments, we performed audit procedures that included, among others, testing the key assumptions used by management in its recoverability analysis and in determining the fair value of investments that were impaired. We compared the key assumptions to observable market transaction information published by independent industry research sources to assess whether the assumptions were market supported. As part of our evaluation, we assessed the historical accuracy of management’s estimates and performed sensitivity analyses of key assumptions to evaluate the changes in the valuation of certain properties that would result from changes in the assumptions or using alternative valuation techniques.

In addition, we performed procedures to evaluate the completeness and accuracy of the data utilized in management’s impairment analysis. We also assessed information and events subsequent to the balance sheet date, if any, to corroborate certain of the key assumptions used by management.

Purchase Accounting for Acquisitions of Real Estate Investments

Description of the Matter	The Company recorded $1.4 billion in acquisition value of real estate investments during 2022. As discussed in Note 2 to the consolidated financial statements, the Company allocates the purchase price of real estate acquisitions to land, building, improvements, equipment, and intangibles for properties acquired with an in-place lease, based on their relative fair values. The Company considers certain key assumptions to estimate the fair value of the components of the tangible property acquired including comparable market values for land, building, and improvements. The determination of the value of intangible assets and liabilities primarily relates to the contractual lease terms, estimates of the fair market rental rates, discount rates, and estimates of costs to carry and obtain a tenant.

Auditing management’s purchase accounting for the Company’s 2022 acquisitions of real estate investments is complex due to the judgmental nature of the assumptions made by management when determining the estimated fair value of the components of the tangible and intangible assets and liabilities acquired.

How We Addressed the Matter in Our Audit	We obtained an understanding, evaluated the design, and tested the operating effectiveness of controls over the Company’s real estate investments acquisitions process. This included controls over management’s review of the key assumptions underlying the fair value estimates. To test the Company’s purchase accounting for acquisitions of real estate investments, we performed audit procedures that included, among others, reading the purchase agreements, evaluating the key assumptions and methods used in developing the estimated fair value of real estate acquisitions, and testing the recording of the assets and liabilities acquired.

We evaluated, among other things, the key assumptions listed above, and the underlying data used by the Company in developing the tangible and intangible assets and liabilities. We compared the key assumptions to observable market transaction information published by independent industry research sources to assess whether the assumptions were market supported. We involved valuation specialists to assist in evaluating those assumptions to corroborate them with observable market information or other sources for selected acquisitions.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2003.

Dallas, Texas

February 28, 2023

4

SPIRIT REALTY CAPITAL, INC.

Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Data)

	December 31, 2022	December 31, 2021
Assets
Investments:
Real estate assets held for investment:
Land and improvements	$2,740,250	$2,516,715
Buildings and improvements	5,892,117	4,962,203
Less: accumulated depreciation	(1,211,061)	(1,033,391)
Total real estate assets held for investment, net	7,421,306	6,445,527
Intangible lease assets, net	423,870	426,972
Real estate assets under direct financing leases, net	7,427	7,442
Real estate assets held for sale, net	49,148	8,264
Loans receivable, net	23,023	10,450
Total investments, net	7,924,774	6,898,655
Cash and cash equivalents	8,770	17,799
Deferred costs and other assets, net	313,722	188,816
Goodwill	225,600	225,600
Total assets	$8,472,866	$7,330,870

Liabilities and stockholders’ equity
Liabilities:
Revolving credit facilities	$55,500	$288,400
Term loans, net	792,309	—
Senior Unsecured Notes, net	2,722,514	2,718,641
Mortgages payable, net	4,986	5,551
Total debt, net	3,575,309	3,012,592
Intangible lease liabilities, net	118,077	128,077
Accounts payable, accrued expenses and other liabilities	218,164	190,402
Total liabilities	3,911,550	3,331,071
Commitments and contingencies (see Note 6)
Stockholders’ equity:
Preferred stock and paid in capital, $0.01 par value, 20,000,000 shares authorized: 6,900,000 shares issued and outstanding at both December 31, 2022 and December 31, 2021, liquidation preference of $25.00 per share	166,177	166,177
Common stock, $0.05 par value, 350,000,000 shares authorized: 141,231,219 and 127,699,235 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	7,062	6,385
Capital in excess of common stock par value	7,285,629	6,673,440
Accumulated deficit	(2,931,640)	(2,840,356)
Accumulated other comprehensive income (loss)	34,088	(5,847)
Total stockholders’ equity	4,561,316	3,999,799
Total liabilities and stockholders’ equity	$8,472,866	$7,330,870

See accompanying notes.

5

SPIRIT REALTY CAPITAL, INC.

Consolidated Statements of Operations

(In Thousands, Except Share and Per Share Data)

	For the Year Ended December 31,
	2022	2021	2020
Revenues:
Rental income	$703,029	$606,099	$479,901
Interest income on loans receivable	1,884	29	998
Earned income from direct financing leases	525	526	571
Related party fee income	—	—	678
Other operating income	4,191	1,736	1,469
Total revenues	709,629	608,390	483,617
Expenses:
General and administrative	57,368	52,608	48,380
Property costs (including reimbursable)	29,837	23,232	24,492
Deal pursuit costs	4,655	1,136	2,432
Interest	117,622	103,003	104,165
Depreciation and amortization	292,985	244,624	212,620
Impairments	37,156	23,760	81,476
Total expenses	539,623	448,363	473,565
Other income:
Loss on debt extinguishment	(172)	(29,186)	(7,227)
Gain on disposition of assets	110,900	41,468	24,156
Other income	5,679	—	—
Total other income	116,407	12,282	16,929
Income before income tax expense	286,413	172,309	26,981
Income tax expense	(897)	(607)	(273)
Net income	285,516	171,702	26,708
Dividends paid to preferred stockholders	(10,350)	(10,350)	(10,350)
Net income attributable to common stockholders	$275,166	$161,352	$16,358

Net income per share attributable to common stockholders:
Basic	$2.04	$1.36	$0.15
Diluted	$2.04	$1.35	$0.15

Weighted average shares of common stock outstanding:
Basic	134,548,086	118,342,441	104,357,660
Diluted	134,645,651	118,715,838	104,535,384

See accompanying notes.

6

SPIRIT REALTY CAPITAL, INC.

Consolidated Statements of Comprehensive Income

(In Thousands)

	For the Year Ended December 31,
	2022	2021	2020
Net income attributable to common stockholders	$275,166	$161,352	$16,358
Other comprehensive income:
Net reclassification of amounts from AOCIL	39,935	2,807	2,807
Total comprehensive income	$315,101	$164,159	$19,165

See accompanying notes.

7

SPIRIT REALTY CAPITAL, INC.

Consolidated Statements of Stockholders’ Equity

(In Thousands, Except Share Data)

	Preferred Stock		Common Stock
	Shares	Par Value and Capital in Excess of Par Value	Shares	Par Value	Capital in Excess of Par Value	Accumulated Deficit	AOCIL	Total Stockholders’ Equity
Balances, December 31, 2019	6,900,000	$166,177	102,476,152	$5,124	$5,686,247	$(2,432,838)	$(11,461)	$3,413,249
Net income	—	—	—	—	—	26,708	—	26,708
Dividends declared on preferred stock	—	—	—	—	—	(10,350)	—	(10,350)
Net income attributable to common stockholders	—	—	—	—	—	16,358	—	16,358
Other comprehensive income	—	—	—	—	—	—	2,807	2,807
Dividends declared on common stock	—	—	—	—	—	(266,659)	—	(266,659)
Tax withholdings related to net stock settlements	—	—	(117,543)	(6)	—	(4,375)	—	(4,381)
Issuance of shares of common stock, net	—	—	12,137,210	607	427,632	—	—	428,239
Stock-based compensation, net	—	—	316,796	16	12,624	(1,133)	—	11,507
Balances, December 31, 2020	6,900,000	$166,177	114,812,615	$5,741	$6,126,503	$(2,688,647)	$(8,654)	$3,601,120
Net income	—	—	—	—	—	171,702	—	171,702
Dividends declared on preferred stock	—	—	—	—	—	(10,350)	—	(10,350)
Net income attributable to common stockholders	—	—	—	—	—	161,352	—	161,352
Other comprehensive income	—	—	—	—	—	—	2,807	2,807
Dividends declared on common stock	—	—	—	—	—	(306,325)	—	(306,325)
Tax withholdings related to net stock settlements	—	—	(206,597)	(10)	—	(4,385)	—	(4,395)
Issuance of shares of common stock, net	—	—	12,567,506	628	532,960	—	—	533,588
Stock-based compensation, net	—	—	525,711	26	13,977	(2,351)	—	11,652
Balances, December 31, 2021	6,900,000	$166,177	127,699,235	$6,385	$6,673,440	$(2,840,356)	$(5,847)	$3,999,799
Net income	—	—	—	—	—	285,516	—	285,516
Dividends declared on preferred stock	—	—	—	—	—	(10,350)	—	(10,350)
Net income attributable to common stockholders	—	—	—	—	—	275,166	—	275,166
Other comprehensive income	—	—	—	—	—	—	39,935	39,935
Dividends declared on common stock	—	—	—	—	—	(358,906)	—	(358,906)
Tax withholdings related to net stock settlements	—	—	(41,016)	(2)	—	(6,485)	—	(6,487)
Issuance of shares of common stock, net	—	—	13,445,051	673	594,831	—		595,504
Stock-based compensation, net	—	—	127,949	6	17,358	(1,059)	—	16,305
Balances, December 31, 2022	6,900,000	$166,177	141,231,219	$7,062	$7,285,629	$(2,931,640)	$34,088	$4,561,316

See accompanying notes.

8

SPIRIT REALTY CAPITAL, INC.

Consolidated Statements of Cash Flows

(In Thousands)

	For the Year Ended December 31,
	2022	2021	2020
Operating activities
Net income	$285,516	$171,702	$26,708
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	292,985	244,624	212,620
Impairments	37,156	23,760	81,476
Amortization of deferred financing costs	5,410	3,942	5,278
Amortization of debt discounts	1,269	2,140	4,343
Amortization of deferred losses on interest rate swaps	2,807	2,807	2,807
Stock-based compensation expense	17,364	14,003	12,640
Loss on debt extinguishment	172	29,186	7,227
Gain on dispositions of real estate and other assets	(110,900)	(41,468)	(24,156)
Non-cash revenue	(39,092)	(47,605)	(12,996)
Other	17	14	221
Changes in operating assets and liabilities:
Deferred costs and other assets, net	(1,734)	2,598	(21,296)
Accounts payable, accrued expenses and other liabilities	(4,520)	5,430	19,440
Net cash provided by operating activities	486,450	411,133	314,312
Investing activities
Acquisitions of real estate	(1,428,674)	(1,235,861)	(867,456)
Capitalized real estate expenditures	(88,675)	(21,957)	(12,659)
Investments in loans receivable	(12,700)	(11,000)	—
Collections of principal on loans receivable	—	—	31,771
Proceeds from dispositions of real estate and other assets, net	315,182	98,991	100,594
Net cash used in investing activities	(1,214,867)	(1,169,827)	(747,750)
Financing activities
Borrowings under revolving credit facilities	1,441,800	1,077,500	1,155,000
Repayments under revolving credit facilities	(1,674,700)	(789,100)	(1,271,500)
Repayments under mortgages payable	(525)	(208,891)	(4,101)
Borrowings under term loans	800,000	—	400,000
Repayments under term loans	—	(178,000)	(222,000)
Repayments under Convertible Notes	—	(190,426)	(154,574)
Borrowings under Senior Unsecured Notes	—	794,842	445,509
Debt extinguishment costs	—	(26,685)	(4,032)
Deferred financing costs	(24,150)	(7,071)	(6,642)
Proceeds from issuance of common stock, net of offering costs	595,448	533,868	428,272
Repurchase of shares of common stock, including tax withholdings related to net stock settlements	(6,487)	(4,395)	(4,381)
Common stock dividends paid	(348,465)	(298,097)	(260,488)
Preferred stock dividends paid	(10,350)	(10,350)	(10,350)
Net cash provided by financing activities	772,571	693,195	490,713
Net increase (decrease) in cash, cash equivalents and restricted cash	44,154	(65,499)	57,275
Cash, cash equivalents and restricted cash, beginning of period	17,799	83,298	26,023
Cash, cash equivalents and restricted cash, end of period	$61,953	$17,799	$83,298

SPIRIT REALTY CAPITAL, INC.

Consolidated Statements of Cash Flows

(In Thousands)

	For the Year Ended December 31,
	2022	2021	2020
Supplemental Cash Flow Disclosures:
Cash paid for interest, net of interest capitalized	$108,220	$89,866	$82,916
Interest capitalized	1,119	—	—
Cash paid for taxes	752	657	801
Supplemental Disclosures of Non-Cash Activities:
Dividends declared and unpaid	$93,636	$81,380	$71,758
Accrued market-based award dividend rights	1,059	2,304	1,133
Accrued capitalized costs	30,997	10,369	2,174
Derivative changes in fair value	37,128	—	—
Reclass of residual value from direct financing lease to operating lease	—	—	6,831
Receivable for disposal of real estate property	—	—	2,000

See accompanying notes.

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

NOTE 1. ORGANIZATION

Organization and Operations

Spirit Realty Capital, Inc. (the "Corporation" or "Spirit" or, with its consolidated subsidiaries, the "Company") operates as a self-administered and self-managed REIT that seeks to generate sustainable and attractive returns for stockholders by primarily investing in and managing a portfolio of single-tenant, operationally essential real estate throughout the United States that is generally leased on a long-term, triple-net basis to tenants operating retail, industrial and other property types. Single-tenant, operationally essential real estate refers to free-standing, commercial real estate facilities where tenants conduct activities that are essential to the generation of their sales and profits.

The Company’s operations are generally carried out through Spirit Realty, L.P. (the "Operating Partnership") and its subsidiaries. Spirit General OP Holdings, LLC, one of the Corporation’s wholly-owned subsidiaries, is the sole general partner and owns approximately 1% of the Operating Partnership. The Corporation and a wholly-owned subsidiary (Spirit Notes Partner, LLC) are the only limited partners and, together, own the remaining 99% of the Operating Partnership.

On May 31, 2018, the Company completed the spin-off (the "Spin-Off") of certain assets into an independent, publicly traded REIT, Spirit MTA REIT ("SMTA"). The Company provided management services to SMTA until September 4, 2020.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Principles of Consolidation

The consolidated financial statements of the Company have been prepared on the accrual basis of accounting, in accordance with GAAP. In the opinion of management, the consolidated financial statements include the normal, recurring adjustments necessary for fair statement of the information required to be set forth therein. The consolidated financial statements of the Company include the accounts of the Corporation and its wholly-owned subsidiaries, including the Operating Partnership. All significant intercompany balances and transactions have been eliminated in consolidation.

The consolidated financial statements include certain special purpose entities that were formed to acquire and hold real estate encumbered by indebtedness (see Note 4). Each special purpose entity is a separate legal entity and is the sole owner of its assets and responsible for its liabilities. The assets of these special purpose entities are not available to pay, or otherwise satisfy obligations to, the creditors of any affiliate or owner of another entity unless the special purpose entities have expressly agreed and are permitted to do so under their governing documents. As of December 31, 2022 and 2021, net assets totaling $11.7 million and $12.3 million, respectively, were held, and net liabilities totaling $4.9 million and $5.5 million, respectively, were owed by these encumbered special purpose entities and are included in the consolidated balance sheets.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although management believes its estimates are reasonable, actual results could differ from those estimates.

Segment Reporting

The Company views its operations as one reportable segment, which consists of net leasing operations.

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

Real Estate Investments

Purchase Accounting and Acquisition of Real Estate

When acquiring a property, the purchase price (including acquisition and closing costs) is allocated to land, building, improvements and equipment based on their relative fair values. The Company considers several assumptions to estimate the fair value of the components of the tangible property acquired including market assumptions for land, building and improvements. The determination of the intangible assets and liabilities primarily relate to the contractual lease terms, estimates of the fair market rental rates, discount rates, and estimates of costs to carry and obtain a tenant. For properties acquired with in-place leases, the purchase price of real estate is allocated to the tangible and intangible assets and liabilities acquired based on their relative fair values. In making estimates of fair values for this purpose, a number of sources are used, including independent appraisals and information obtained about each property as a result of pre-acquisition due diligence, marketing and leasing activities.

Carrying Value of Real Estate Investments

The Company’s real estate properties are recorded at cost and depreciated using the straight-line method over the estimated remaining useful lives of the properties, which generally range from 20 to 50 years for buildings and improvements and from 5 to 20 years for tenant and land improvements. Properties classified as held for sale are not depreciated and are recorded at the lower of their carrying value or their fair value, less anticipated selling costs.

Held for Sale

The Company is continually evaluating the portfolio of real estate assets and may elect to dispose of assets considering criteria including, but not limited to, tenant concentration, tenant credit quality, unit financial performance, local market conditions and lease rates, associated indebtedness, asset location, and tenant operation type (e.g., industry or concept/brand). Real estate assets held for sale are expected to be sold within twelve months.

Lease Intangibles

Lease intangibles, if any, acquired in conjunction with the purchase of real estate represent the value of in-place leases and above- or below-market leases. In-place lease intangibles are valued based on the Company’s estimate of costs related to acquiring a tenant and the carrying costs that would be incurred during the time it would take to locate a tenant if the property were vacant, considering costs to execute similar leases at the time of the acquisition and current market conditions. Above- and below-market lease intangibles are recorded based on the present value of the difference between the contractual amounts to be paid pursuant to the leases at the time of acquisition of the real estate and the Company’s estimate of current market lease rates for the property, measured over a period equal to the remaining initial term of the lease and, in certain instances, over the renewal period.

Direct Financing Leases

For real estate property leases classified as direct financing leases, the building portion of the lease is accounted for as a direct financing lease, while the land portion is accounted for as an operating lease when certain criteria are met. For direct financing leases, the Company records an asset which represents the net investment that is determined by using the aggregate of the total amount of future minimum lease payments, the estimated residual value of the leased property and deferred incremental direct costs less unearned income. Income is recognized over the life of the lease to approximate a level rate of return on the net investment. Residual values, which are reviewed annually, represent the estimated amount the Company expects to receive at lease termination from the disposition of the leased property. Actual residual values realized could differ from these estimates.

Impairment

The Company reviews its real estate investments and related lease intangibles periodically for indicators of impairment, including, but not limited to: the asset being held for sale, vacant, tenant bankruptcy or delinquency, and leases expiring in 60 days or less. For assets with indicators of impairment, the Company then evaluates if its carrying amount may not be recoverable. The Company considers factors such as expected future undiscounted cash flows, estimated residual value, market trends (such as the effects of leasing demand and competition) and other factors in making this assessment. An asset is considered impaired if its carrying value exceeds its estimated undiscounted cash flows.

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

Impairment is calculated as the amount by which the carrying value exceeds the estimated fair value, or for assets held for sale, as the amount by which the carrying value exceeds fair value less costs to sell. Estimating fair values is highly subjective and such estimates could differ materially from actual results. Key assumptions used in estimating fair values include, but are not limited to: signed purchase and sale agreements or letters of intent; broker opinions of value; recently quoted bid or ask prices, or market prices for comparable properties; estimates of discounted cash flows, which consider, among other things, contractual and forecasted rental revenues, leasing assumptions, expenses based upon market conditions and capitalization rates; and expectations for the use of the real estate.

Gain or Loss on Disposition of Assets

When real estate properties are disposed of, the related net book value of the properties is removed and a gain or loss on disposition is recognized in the consolidated statements of operations as the difference between the proceeds from the disposition, net of any costs to sell, and the net book value. As leasing is the Company’s primary activity, the Company determined that its sales of real estate, which are nonfinancial assets, are sold to noncustomers and fall within the scope of ASC 610-20. The full gain or loss on the disposition of real estate properties is recognized at time of sale, provided that the Company has no (i) controlling financial interest in the real estate or (ii) continuing interest or obligation with respect to the disposed real estate.

Revenue Recognition

Rental Income: Cash and Straight-line Rent

The Company primarily leases real estate to its tenants under long-term, triple-net leases that are classified as operating leases. To evaluate lease classification, the Company assesses the terms and conditions of the lease to determine the appropriate lease term. The majority of our operating leases include one or more options to extend, typically for a period of five to ten years per renewal option. Excluding Walgreen Co., less than 1% of the Company’s operating leases at both December 31, 2022 and 2021 include an option to terminate. Walgreen Co. leases are generally for fifty years or more and contain certain termination options after an initial non-cancellable term. Less than 10% of the Company’s operating leases at both December 31, 2022 and 2021 include an option to purchase, where the purchase option is generally determined based on fair market value of the underlying property. Options to extend, terminate or purchase are not included in the evaluation for lease classification or for recognition of rental income unless the Company is reasonably certain the tenant will exercise the option.

Evaluation of lease classification also requires an estimate of the residual value of the real estate at the end of the lease term. For acquisitions, the Company uses the tangible value of the property at the date of acquisition. For lease modifications, the Company generally uses sales comparables or a direct capitalization approach to determine residual value. The Company seeks to protect residual value through its underwriting of acquisitions, incorporating the proprietary Spirit Property Ranking Model which is real estate centric. Once a property is acquired, the lessee is responsible for maintenance of the property, including insurance protecting against any damage to the property. To further protect residual value, the Company supplements the tenant insurance policies with a master policy covering all properties owned by the Company. As an active manager, the Company will occasionally invest in capital improvements on properties, re-lease properties to new tenants or extend lease terms to protect residual value.

The Company elected to account for lease concessions related to the COVID-19 pandemic consistent with ASC 842 as though enforceable rights and obligations for those concessions existed (regardless of whether they explicitly exist in the lease). As such, rent deferrals are recorded as an increase to rent receivables and recognized as income during the deferral period. For the years ended December 31, 2022, 2021 and 2020, $0.4 million, $13.4 million and $26.3 million, respectively, of deferrals were recognized in rental income. Lease concessions other than rent deferrals are evaluated to determine if a substantive change to the consideration in the original lease contract has occurred and should be accounted for as a lease modification.

Some of the Company’s leases also provide for contingent rent based on a percentage of the tenant’s gross sales, which is recognized as rental income when the factor on which the contingent lease payment is based has occurred.

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

The Company’s leases generally provide for rent escalations throughout the term of the lease. For leases with fixed escalators, rental income is recognized on a straight-line basis to produce a constant periodic rent over the term of the lease. Accordingly, the difference between rental income recognized on a straight-line basis and billed rents is recorded as rent receivables, which the Company will receive only if the tenant makes all rent payments required through the initial term of their lease. For leases with variable rent escalators, rental income typically increases at a multiple of any increase in the CPI over a specified period. Because of the volatility and uncertainty regarding future changes in the CPI and the Company’s inability to determine the extent to which any specific future change in the CPI is probable, increases from variable rent escalators are recognized when the changes in the rental rates have occurred.

Rental income is subject to an evaluation for collectability, which includes management’s estimates of amounts that will not be realized based on an assessment of the risks inherent in the portfolio, considering historical experience, as well as the tenant’s payment history and financial condition. The Company does not recognize rental income for amounts that are not probable of collection. For lease concessions granted in conjunction with the COVID-19 pandemic, management reviewed all amounts recognized on a tenant-by-tenant basis for collectability.

Rental Income: Tenant Reimbursement Revenue

Under a triple-net lease, the tenant is typically responsible for all improvements and is contractually obligated to pay all property operating expenses, such as real estate taxes, insurance premiums and repair and maintenance costs. Certain leases contain additional amounts recoverable from tenants for common area maintenance and certain other expenses, which are non-lease components. The Company elected to combine all its non-lease components, which were determined to have the same pattern of transfer as the related operating lease component, into a single combined lease component. Tenant reimbursement revenue is variable and is recognized in the period in which the related expenses are incurred, with the related expenses included in property costs (including reimbursable) on the consolidated statements of operations. Tenant reimbursements are recorded on a gross basis in instances when our tenants reimburse us for property costs which we incur. Tenant receivables are reduced for amounts that are not probable of collection.

Rental Income: Intangible Amortization

Amortization of above- and below-market lease intangibles are included as a decrease and increase, respectively, to rental revenue and amortization of in-place lease intangibles is included in depreciation and amortization expense in the consolidated statements of operations. All lease intangibles are amortized on a straight-line basis over the term of the lease, which includes any renewal options the Company is reasonably certain the tenant will exercise. If the Company subsequently determines it is reasonably certain that the tenant will not exercise the renewal options, the unamortized portion of any related lease intangible is accelerated over the remaining initial term of the lease. If the Company believes a lease intangible balance is no longer recoverable, the unamortized portion is immediately recognized in impairments in the consolidated statements of operations.

Other Income: Lease Termination Fees

Lease termination fees are included in other income on the consolidated statements of operations and are recognized when there is a signed termination agreement and all of the conditions of the agreement have been met. The Company recorded lease termination fees of $2 thousand, $19 thousand and $0.7 million during the years ended December 31, 2022, 2021 and 2020, respectively.

Loans Receivable

Interest on loans receivable is recognized using the effective interest rate method. A loan is placed on non-accrual status when the loan has become 60 days past due, or earlier if management determines that full recovery of the contractually specified payments of principal and interest is doubtful. While on non-accrual status, interest income is recognized only when received. Delinquent loans receivable are written off against the allowance when all possible means of collection have been exhausted.

The Company evaluates its loans receivable balance, including accrued interest, for potential credit losses by analyzing the credit of the borrower, the remaining time to maturity of the loan, collateral value and quality (if any), and other relevant factors. Allowance for credit losses are recorded in impairments on the consolidated statement of operations.

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

Cash, Cash Equivalents and Restricted Cash

Cash and cash equivalents include cash and highly liquid investment securities with maturities at acquisition of three months or less. The Company invests cash primarily in money market funds of major financial institutions with fund investments consisting of highly-rated money market instruments and other short-term instruments. Restricted cash is classified within deferred costs and other assets, net in the consolidated balance sheets. Cash, cash equivalents and restricted cash consisted of the following (in thousands):

	December 31, 2022	December 31, 2021	December 31, 2020
Cash and cash equivalents	$8,770	$17,799	$70,303
Restricted cash:
Collateral deposits (1)	—	—	335
Tenant improvements, repairs and leasing commissions (2)	—	—	12,660
1031 Exchange proceeds	53,183	—	—
Total cash, cash equivalents and restricted cash	$61,953	$17,799	$83,298

(1) Funds held in lender-controlled accounts generally used to meet future debt service or certain property operating expenses.

(2) Deposits held as additional collateral support by lenders to fund improvements, repairs and leasing commissions incurred to secure a new tenant.

Tenant Receivables

The Company reviews its rent and other tenant receivables for collectability on a regular basis, considering changes in factors such as the tenant’s payment history, the tenant’s financial condition, industry conditions in which the tenant operates and economic conditions in the geographic area in which the tenant operates. If a receivable is not probable of collection, a direct write-off of the receivable will be made. The Company had accounts receivable balances of $18.2 million and $21.7 million at December 31, 2022 and 2021, respectively, after the impact of $3.2 million and $3.9 million of receivables, respectively, that were deemed not probable of collection. These receivables are recorded within deferred cost and other assets, net in the consolidated balance sheets.

For receivable balances related to the straight-line method of recognizing rental income, the collectability is generally assessed in conjunction with the evaluation of rental income as described above. The Company had straight-line rent receivables of $167.1 million and $137.6 million at December 31, 2022 and 2021, respectively, after the impact of $1.3 million and $2.6 million of receivables, respectively, that were deemed not probable of collection. These receivables are recorded within deferred costs and other assets, net in the consolidated balance sheets.

Goodwill

Goodwill arises from business combinations as the excess of the cost of an acquired entity over the net fair value amounts that were assigned to the identifiable assets acquired and the liabilities assumed. Goodwill is tested for impairment at the reporting unit level annually or between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying value. The Company performs a qualitative assessment to determine if the quantitative impairment test is necessary. The quantitative impairment test, if deemed necessary, compares the fair value of each reporting unit with its carrying amount and impairment is recognized as the amount by which the carrying amount exceeds the reporting unit’s fair value. No impairment was recorded for the periods presented. Goodwill for the years ended December 31, 2022, 2021 and 2020 was $225.6 million, respectively.

Accounting for Derivative Financial Instruments and Hedging Activities

The Company may utilize derivative instruments such as interest rate swaps for purposes of hedging exposures to fluctuations in interest rates associated with certain of its financing transactions. At the inception of a hedge transaction, the Company enters into a contractual arrangement with the hedge counterparty and formally documents the relationship between the derivative instrument and the financing transaction being hedged, as well as its risk management objective and strategy for undertaking the hedge transaction. The fair value of the derivative instrument is recorded on the balance sheet as either an asset or liability. At inception and at least quarterly thereafter, a formal assessment is performed to determine whether the derivative instrument has been highly effective in offsetting changes in cash flows of the related financing transaction and whether it is expected to be highly effective in the future. The Company recognizes the entire change in the fair value of cash flow hedges included in the assessment of hedge effectiveness in AOCIL and amounts are subsequently reclassified to earnings when the hedged item affects earnings.

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

Income Taxes

The Corporation has elected to be taxed as a REIT under the Code. As a REIT, the Corporation generally will not be subject to federal income tax provided it continues to satisfy certain tests concerning the Company’s sources of income, the nature of the Company’s assets, the amounts distributed to the Corporation’s stockholders and the ownership of Corporation stock. Management believes the Corporation has qualified and will continue to qualify as a REIT and, therefore, no provision has been made for federal income taxes in the consolidated financial statements. Even if the Corporation qualifies for taxation as a REIT, it may be subject to state and local income and franchise taxes, and to federal income tax and excise tax on its undistributed income.

Taxable income earned by any of the Company’s taxable REIT subsidiaries, including from non-REIT activities, is subject to federal, state and local taxes. See Note 12 for additional discussion.

Earnings Per Share

The Company’s unvested restricted common stock, which contains non-forfeitable rights to receive dividends, are considered participating securities requiring the two-class method of computing earnings per share. Under the two-class method, earnings per common share are computed by dividing the sum of distributed earnings to common stockholders and undistributed earnings allocated to common stockholders by the weighted average number of common shares outstanding for the period. In applying the two-class method, undistributed earnings are allocated to both common shares and participating securities based on their respective weighted average shares outstanding during the period.

Under the terms of the Amended Incentive Award Plan, restricted stock awards are not allocated losses, including undistributed losses as a result of dividends declared exceeding net income. The Company uses net income (loss) attributable to common shareholders to determine whether potential common shares are dilutive or anti-dilutive and undistributed net income (loss) to determine whether undistributed earnings are allocable to participating securities.

Forward Equity Sale Agreements

The Corporation may enter into forward sale agreements for the sale and issuance of shares of our common stock, either through an underwritten public offering or through the 2021 ATM Program. These agreements may be physically settled in stock, settled in cash, or net share settled at the Company’s election. The Company evaluated the forward sale agreements and concluded they meet the conditions to be classified within stockholders’ equity. Prior to settlement, a forward sale agreement will be reflected in the diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of the Corporation’s common stock used in diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of the Corporation’s common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of the Corporation’s common stock that could be purchased by the Company in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to settlement of a forward sale agreement, there will be no dilutive effect on the Company’s earnings per share except during periods when the average market price of the Corporation’s common stock is above the adjusted forward sale price. However, upon settlement of a forward sales agreement, if the Corporation elects to physically settle or net share settle such forward sale agreement, delivery of the Corporation’s shares will result in dilution to the Company’s earnings per share.

Unaudited Interim Information

The consolidated quarterly financial data in Note 13 is unaudited. In the opinion of management, this financial information reflects all adjustments necessary for a fair presentation of the respective interim periods. All such adjustments are of a normal recurring nature.

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

NOTE 3. INVESTMENTS

Owned Properties

As of December 31, 2022, the Company’s gross investment in owned real estate properties totaled $9.2 billion. The gross investment, as adjusted for any impairment, is comprised of land, buildings, lease intangible assets, lease intangible liabilities, real estate assets held under direct financing leases and real estate assets held for sale. The portfolio is geographically dispersed throughout 49 states with Texas, at 14.5%, as the only state with a gross investment greater than 10.0% of the total gross investment of the Company’s entire portfolio.

During the years ended December 31, 2022 and 2021, the Company had the following real estate activity (dollars in thousands):

	Number of Properties			Dollar Amount of Investments
	Held in Use	Held for Sale	Total	Held in Use	Held for Sale	Total
Gross balance, December 31, 2020	1,853	7	1,860	$6,777,673	$27,764	$6,805,437
Acquisitions/improvements (1)	166	—	166	1,256,983	—	1,256,983
Dispositions of real estate (2)	(13)	(10)	(23)	(42,472)	(22,750)	(65,222)
Transfers to Held for Sale	(9)	9	—	(18,403)	18,403	—
Transfers from Held for Sale	3	(3)	—	11,300	(11,300)	—
Impairments (3)	—	—	—	(21,474)	(1,736)	(23,210)
Reset of gross balances (4)	—	—	—	(31,143)	(2,019)	(33,162)
Other	—	—	—	2,359	—	2,359
Gross balance, December 31, 2021	2,000	3	2,003	7,934,823	8,362	7,943,185
Acquisitions/improvements (1)	172	—	172	1,546,808	—	1,546,808
Dispositions of real estate (2)	(38)	(22)	(60)	(198,865)	(41,200)	(240,065)
Transfers to Held for Sale	(37)	37	—	(96,234)	96,234	—
Transfers from Held for Sale	1	(1)	—	1,529	(1,529)	—
Impairments (3)	—	—	—	(36,894)	(135)	(37,029)
Reset of gross balances (4)	—	—	—	(29,004)	(151)	(29,155)
Gross balance, December 31, 2022	2,098	17	2,115	$9,122,163	$61,581	$9,183,744
Accumulated depreciation and amortization				(1,387,637)	(12,433)	(1,400,070)
Net balance, December 31, 2022 (5)				$7,734,526	$49,148	$7,783,674

(1) Includes investments of $95.4 million and $15.4 million, respectively, in revenue producing capitalized expenditures, and $16.8 million and $10.7 million, respectively, of non-revenue producing capitalized expenditures for the years ended December 31, 2022 and 2021.

(2) The total net gain on disposition of properties held in use was $87.9 million, $37.3 million and $10.2 million for the years ended December 31, 2022, 2021 and 2020, respectively. The total gain on disposition of properties held for sale was $23.0 million, $2.2 million and $14.2 million for the years ended December 31, 2022, 2021 and 2020, respectively. Additionally, there were $1.7 million of gains recognized on two asset substitutions within a master lease and $0.3 million in other gains recognized during the year ended December 31, 2021.

(3) Impairments on owned real estate is comprised of real estate and intangible asset impairment and allowance for credit losses on direct financing leases.

(4) Represents write-off of gross investment balances against the related accumulated depreciation and amortization balances as a result of basis reset due to impairment or intangibles and tenant improvements which have been fully amortized.

(5) Reconciliation of total owned investments to the consolidated balance sheet at December 31, 2022 is as follows:

Real estate assets held for investment, net	$7,421,306
Intangible lease assets, net	423,870
Real estate assets under direct financing leases, net	7,427
Real estate assets held for sale, net	49,148
Intangible lease liabilities, net	(118,077)
Net balance	$7,783,674

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

Operating Leases

As of December 31, 2022, 2021, and 2020, the Company held 2,111, 1,998 and 1,852 properties under operating leases, respectively. The following table summarizes the components of rental income recognized on these operating leases in the consolidated statements of operations (in thousands):

	For the Year Ended December 31,
	2022	2021	2020
Base Cash Rent (1)	$638,340	$541,726	$453,013
Variable cash rent (including reimbursables)	25,597	16,768	13,176
Straight-line rent, net of uncollectible reserve (2)	36,902	44,758	11,876
Amortization of above- and below- market lease intangibles, net (3)	2,190	2,847	1,836
Total rental income	$703,029	$606,099	$479,901

(1) Includes net impact of amounts (reserved)/recovered of $(0.5) million, $5.5 million and $(10.9) million for the years ended December 31, 2022, 2021 and 2020, respectively.

(2) Includes net impact of amounts (reserved)/recovered of $(26) thousand, $10.9 million and $(14.9) million for the years ended December 31, 2022 2021 and 2020, respectively.

(3) Excludes amortization of in-place leases of $43.9 million, $38.5 million and $34.8 million for the years ended December 31, 2022, 2021 and 2020, respectively, which is included in depreciation and amortization expense in the consolidated statements of operations.

Lease renewal periods are exercisable at the lessees’ option and, as such, minimum future rent only includes the remaining initial non-cancellable term of our operating leases. In addition, minimum future rent includes fixed rent escalations occurring on or after January 1, 2023, but does not include variable rent escalations, such as those based on CPI, or contingent rents. Minimum future rent at December 31, 2022 is as follows (in thousands):

December 31, 2022
2023	$679,645
2024	670,893
2025	659,867
2026	633,330
2027	589,881
Thereafter	4,706,694
Total minimum future rent	$7,940,310

The following table details lease intangible assets and liabilities, net of accumulated amortization (in thousands):

	December 31, 2022	December 31, 2021
In-place leases	$559,962	$536,344
Above-market leases	101,594	100,837
Less: accumulated amortization	(237,686)	(210,209)
Intangible lease assets, net	$423,870	$426,972

Below-market leases	$179,187	$188,718
Less: accumulated amortization	(61,110)	(60,641)
Intangible lease liabilities, net	$118,077	$128,077

The remaining weighted average amortization period for in-place leases, above-market leases, below-market leases and in total was 12.4 years, 13.0 years, 18.2 years and 13.8 years, respectively, as of December 31, 2022. The remaining weighted average amortization period for in-place leases, above-market leases, below-market leases and in total was 13.3 years, 13.7 years, 17.6 years and 14.3 years, respectively, as of December 31, 2021. During the year ended December 31, 2022, the Company acquired in-place lease intangible assets of $57.3 million, above-market lease intangible assets of $3.2 million and below-market lease intangible liabilities of $9.5 million. During the year ended December 31, 2021, the Company acquired in-place lease intangible assets of $84.8 million, above-market lease intangible assets of $23.1 million and below-market lease intangible liabilities of $16.8 million.

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

Based on the intangible assets and liabilities at December 31, 2022, the net aggregate amortization expense for the next five years and thereafter is expected to be as follows (in thousands):

December 31, 2022
2023	$41,412
2024	39,365
2025	35,767
2026	32,490
2027	26,873
Thereafter	129,886
Total future minimum amortization	$305,793

Direct Financing Leases

As of December 31, 2022 and 2021, the Company held one property under a direct financing lease, which was held in use. As of December 31, 2022, this property had $2.5 million in scheduled minimum future payments to be received under its remaining non-cancellable lease term. As of December 31, 2022, the Company had a reserve of $0.1 million against the net investment balance of $7.5 million, which was initially recorded in 2020 as a result of the initial term of the direct financing lease extending until 2027.

Loans Receivable

During 2021, the Company issued a fixed-rate, uncollateralized loan receivable for $11.0 million. During 2022, the Company issued a fixed-rate, construction loan for $12.7 million. The Company evaluated the collectability of the amounts receivable under the loans and had a total allowance for credit losses of $0.7 million as of December 31, 2022.

During the years ended December 31, 2022 and 2021, the Company had the following loan activity (dollars in thousands):

	Mortgage Loans		Other Loans	Total
	Properties	Investment	Investment	Investment
Principal, December 31, 2020	—	$—	$—	$—
Issuance of loan	—	—	11,000	11,000
Principal, December 31, 2021	—	—	11,000	11,000
Issuance of loan	—	—	12,700	12,700
Principal, December 31, 2022	—	$—	$23,700	$23,700

Impairments and Allowance for Credit Losses

The following table summarizes impairments and allowance for credit losses recognized in the consolidated statements of operations (in thousands):

	Year Ended December 31,
	2022	2021	2020
Real estate asset impairment	$35,988	$22,120	$59,206
Intangible net asset impairment	1,041	1,090	22,118
Allowance for credit losses on direct financing leases	—	—	152
Allowance for credit losses on loans receivable	127	550	—
Total impairment loss	$37,156	$23,760	$81,476

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

NOTE 4. DEBT

The Company's debt is summarized below (dollars in thousands):

	2022 Weighted Average Effective Interest Rates (1)	2022 Weighted Average Stated Rates (2)	2022 Weighted Average Remaining Years to Maturity (3)	December 31, 2022	December 31, 2021
Revolving credit facilities	2.85%	5.17%	3.2	$55,500	$288,400
Term loans	3.92%	3.50%	3.9	800,000	—
Senior Unsecured Notes	3.42%	3.25%	6.4	2,750,000	2,750,000
Mortgages payable	4.87%	5.82%	8.0	4,825	5,350
Total debt	3.47%	3.73%	5.8	3,610,325	3,043,750
Debt discount, net				(9,556)	(10,824)
Deferred financing costs, net (4)				(25,460)	(20,334)
Total debt, net				$3,575,309	$3,012,592

(1) Includes amortization of debt discount/premium, amortization of deferred financing costs, facility fees, non-utilization fees and impact of cash flow hedges, where applicable, calculated for the year ended December 31, 2022 based on the average principal balance outstanding during the period.

(2) Based on the outstanding principal balance as of December 31, 2022. Term loans include the impact of cash flow hedges. Excluding the impact of cash flow hedges, the stated interest rate for the term loans was 5.29% as of December 31, 2022.

(3) Based on the outstanding principal balance as of December 31, 2022.

(4) Excludes deferred financing costs for the revolving credit facilities.

Deferred financing costs and offering discount/premium incurred in connection with entering into debt agreements are amortized to interest expense over the initial term of the respective agreement. Both deferred financing costs and offering discount/premium are recorded net against the principal debt balance on the consolidated balance sheets, except for deferred costs related to revolving credit facilities, which are recorded in deferred costs and other assets, net.

Revolving Credit Facilities

On January 14, 2019, the Operating Partnership entered into the 2019 Revolving Credit and Term Loan Agreement, which included the 2019 Credit Facility with a borrowing capacity of $800.0 million. On March 30, 2022, the Operating Partnership amended and restated the 2019 Revolving Credit and Term Loan Agreement, increasing the borrowing capacity of the 2019 Credit Facility to $1.2 billion. The borrowing capacity can be further increased by $500.0 million through exercise of an accordion feature, subject to satisfying certain requirements. The 2019 Credit Facility has a maturity date of March 31, 2026 and includes two six-month extensions that can be exercised at the Company’s option. Borrowings may be repaid, in whole or in part, at any time, without premium or penalty, but subject to applicable breakage fees, if any. Payment is unconditionally guaranteed by the Company and material subsidiaries that meet certain conditions. The 2019 Credit Facility is full recourse to the Operating Partnership and the aforementioned guarantors.

As of December 31, 2022, outstanding loans under the 2019 Credit Facility bore interest at a 1-month adjusted SOFR rate plus an applicable margin of 0.775% per annum and the aggregate revolving commitments incurred a facility fee of 0.150% per annum, in each case, based on the Operating Partnership’s credit rating and leverage ratio (as defined in the agreement). Prior to March 30, 2022, outstanding loans under the 2019 Credit Facility bore interest at 1-month LIBOR plus an applicable margin of 0.90% per annum and the aggregate revolving commitments incurred a facility fee of 0.20% per annum.

In connection with the amendment and restatement of the 2019 Credit Facility, the Company wrote off $0.2 million in deferred financing costs and incurred deferred financing costs of $8.6 million. The unamortized deferred financing costs were $7.8 million as of December 31, 2022, compared to $1.4 million as of December 31, 2021.

As of December 31, 2022, $1.1 billion of borrowing capacity was available under the 2019 Credit Facility and there were no outstanding letters of credit. The Operating Partnership's ability to borrow under the 2019 Credit Facility is subject to ongoing compliance with a number of customary financial and other affirmative and negative covenants, all of which the Company and the Operating Partnership were in compliance with as of December 31, 2022.

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

Term Loans

On April 2, 2020, the Operating Partnership entered into the 2020 Term Loan Agreement, which provided for $200.0 million of unsecured term loans with a maturity date of April 2, 2022. The 2020 Term Loan Agreement included an accordion feature, which the Operating Partnership fully exercised in the second quarter of 2020 to borrow an additional $200.0 million of term loans. The 2020 Term Loans bore interest at LIBOR plus an applicable margin of 1.50% per annum, based on the Operating Partnership’s credit rating. In connection with entering into the 2020 Term Loan Agreement, the Company incurred $2.5 million in deferred financing costs.

On August 6, 2020, the issuance of the 2031 Senior Unsecured Notes triggered a mandatory prepayment under the 2020 Term Loan Agreement. As such, the Company repaid $222.0 million of the 2020 Term Loans and wrote-off $1.0 million of related unamortized deferred financing costs. On January 4, 2021, the Company repaid the 2020 Term Loan in full and wrote-off the remaining unamortized deferred financing costs.

On August 22, 2022, the Operating Partnership entered into the 2022 Term Loan Agreement, which provides for borrowings in an aggregate amount of $800.0 million comprised of a $300.0 million tranche with a maturity date of August 22, 2025 and a $500.0 million tranche with a maturity date of August 20, 2027. The Term Loan Agreement also includes an accordion feature to increase the available term loans by $200.0 million in aggregate, subject to satisfying certain requirements. As of December 31, 2022, the 2022 Term Loans bore interest at a 1-month adjusted SOFR rate plus an applicable margin of 0.850% per annum, based on the Operating Partnership’s credit rating. In conjunction with entering into the 2022 Term Loans, the Company entered into interest rate swaps as a cash flow hedge. See Note 7 for further detail. The Company incurred $8.4 million in deferred financing costs in connection with entering into the 2022 Term Loan Agreement, and the unamortized deferred financing costs were $7.7 million as of December 31, 2022.

On November 17, 2022, the Operating Partnership entered into the 2023 Term Loan Agreement, which provides for $500.0 million of unsecured term loans with a maturity date of June 16, 2025 and allows funds to be drawn up to July 2, 2023. The 2023 Term Loan Agreement also includes an accordion feature to increase the available term loans by $100.0 million, subject to satisfying certain requirements. The 2023 Term Loans will bear interest at a 1-month adjusted SOFR rate plus an applicable margin of 0.950% per annum, based on the Operating Partnership's credit rating as of December 31, 2022. The full $500.0 million of borrowing capacity was available under the 2023 Term Loan Agreements as of December 31, 2022.

In connection with the 2022 Term Loan Agreement and the 2023 Term Loan Agreement, the Company and Operating Partnership are subject to ongoing compliance with a number of customary financial and other affirmative and negative covenants, all of which the Company and the Operating Partnership were in compliance with as of December 31, 2022.

Senior Unsecured Notes

The Senior Unsecured Notes were issued by the Operating Partnership and are guaranteed by the Company. The following is a summary of the Senior Unsecured Notes outstanding (dollars in thousands):

	Maturity Date	Interest Payment Dates	Stated Interest Rate	December 31, 2022	December 31, 2021
2026 Senior Notes	September 15, 2026	March 15 and September 15	4.45%	$300,000	$300,000
2027 Senior Notes	January 15, 2027	January 15 and July 15	3.20%	300,000	300,000
2028 Senior Notes	March 15, 2028	March 15 and September 15	2.10%	450,000	450,000
2029 Senior Notes	July 15, 2029	January 15 and July 15	4.00%	400,000	400,000
2030 Senior Notes	January 15, 2030	January 15 and July 15	3.40%	500,000	500,000
2031 Senior Notes	February 15, 2031	February 15 and August 15	3.20%	450,000	450,000
2032 Senior Notes	February 15, 2032	February 15 and August 15	2.70%	350,000	350,000
Total Senior Unsecured Notes			3.25%	$2,750,000	$2,750,000

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

For the years ended December 31, 2022, 2021 and 2020, the Operating Partnership completed the following issuances of Senior Unsecured Notes:

•	2031 Senior Notes issued on August 6, 2020, resulting in net proceeds of $441.3 million, deferred financing costs of $4.2 million and an offering discount of $4.5 million and

•	2028 Senior Notes and 2032 Senior Notes issued on March 3, 2021, resulting in net proceeds of $787.7 million, deferred financing costs of $7.1 million and an offering discount of $5.2 million.

The Senior Unsecured Notes are redeemable in whole at any time or in part from time to time, at the Operating Partnership’s option, at a redemption price equal to the sum of: 100% of the principal amount of the respective Senior Unsecured Notes to be redeemed plus accrued and unpaid interest and liquidated damages, if any, up to, but not including, the redemption date; and a make-whole premium. If any of the Senior Unsecured Notes are redeemed three months or less (or two months or less in the case of the 2027 Senior Notes and 2028 Senior Notes) prior to their respective maturity dates, the redemption price will not include a make-whole premium.

As of December 31, 2022 and 2021, the unamortized deferred financing costs were $17.8 million and $20.3 million, respectively, and the unamortized discount was $9.7 million and $11.0 million, respectively. In connection with the issuance of the Senior Unsecured Notes, the Company and Operating Partnership are subject to ongoing compliance with a number of customary financial and other affirmative and negative covenants, all of which the Company and the Operating Partnership were in compliance with as of December 31, 2022.

Mortgages Payable

Indirect wholly-owned special purpose entity subsidiaries of the Company were borrowers under five fixed-rate non-recourse loans, which were securitized into CMBS and secured by the borrowers’ respective leased properties and related assets. In connection with the issuance of the 2028 and 2032 Senior Unsecured Notes, the Company repaid three of these loans in March 2021 and, as of December 31, 2022, had two non-defaulted loans with stated interest rates of 5.80% and 6.00%, respectively. Each loan was secured by one property. There were no unamortized deferred financing costs as of either December 31, 2022 and December 31, 2021, and the unamortized net premium as of both December 31, 2022 and 2021 was $0.2 million.

Convertible Notes

In May 2014, the Company issued $345.0 million aggregate principal amount of 3.75% convertible notes for which interest was payable semi-annually in arrears on May 15 and November 15. During the year ended December 31, 2020, the Company repurchased $154.6 million of the 2021 Convertible Notes in cash. As of December 31, 2020, the unamortized discount was $1.0 million and the unamortized deferred financing costs were $0.3 million. The remaining 2021 Convertible Notes matured on May 15, 2021 at which time they were settled in cash and the remaining discount and deferred financing costs were fully amortized.

Debt Extinguishment

During the year ended December 31, 2022, the Company recognized a loss on debt extinguishment of $0.2 million as a result of the amendment and restatement of the 2019 Revolving Credit and Term Loan Agreement.

During the year ended December 31, 2021, the Company extinguished the following debt:

•	$207.4 million aggregate principal amount of CMBS indebtedness on three loans secured by 86 properties, resulting in a loss on debt extinguishment of $28.5 million,

•	$190.4 million of Convertible Notes upon their maturity, and

•	$178.0 million of indebtedness outstanding under the 2020 Term Loans, resulting in a loss on debt extinguishment of $0.7 million.

During the year ended December 31, 2020, the Company extinguished the following debt:

•	$222.0 million of indebtedness outstanding under the 2020 Term Loans, resulting in a loss on debt extinguishment of $1.0 million and

•	$154.6 million aggregate principal amount of the 2021 Convertible Notes, resulting in a loss on debt extinguishment of $6.2 million.

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

Debt Maturities

As of December 31, 2022, scheduled debt maturities, including balloon payments, were as follows (in thousands):

	Scheduled Principal	Balloon Payment	Total
2023	$556	$—	$556
2024	590	—	590
2025	610	300,016	300,626
2026	469	355,500	355,969
2027	497	800,000	800,497
Thereafter	2,034	2,150,053	2,152,087
Total	$4,756	$3,605,569	$3,610,325

Interest Expense

The components of interest expense were as follows (in thousands):

	Year Ended December 31,
	2022	2021	2020
Revolving credit facilities (1)	$9,470	$2,930	$3,686
Term loans (2)	10,237	24	3,545
Senior Unsecured Notes	89,252	85,996	61,750
Mortgages payable	296	2,506	12,028
Convertible Notes	—	2,658	10,728
Non-cash:
Amortization of deferred financing costs	5,410	3,942	5,278
Amortization of debt discount, net	1,269	2,140	4,343
Amortization of net losses related to interest rate swaps	2,807	2,807	2,807
Capitalized interest	(1,119)	—	—
Total interest expense	$117,622	$103,003	$104,165

(1) Includes facility fees of approximately $2.1 million, $1.7 million and $1.6 million for the years ended December 31, 2022, 2021 and 2020, respectively.

(2) Includes impact of cash flow hedge.

NOTE 5. STOCKHOLDERS' EQUITY

Preferred Stock

On October 3, 2017, the Company completed an underwritten public offering of 6.9 million shares of Series A Preferred Stock. The Series A Preferred Stock pays cumulative cash dividends at the rate of 6.00% per annum on their liquidation preference of $25.00 per share (equivalent to $1.50 per share on an annual basis). Dividends are payable quarterly in arrears on or about the last day of March, June, September and December of each year. The Series A Preferred Stock trades on the NYSE under the symbol “SRC-A.”

Prior to October 3, 2022, the Company could not redeem the Series A Preferred Stock except in limited circumstances to preserve the Corporation’s status as a REIT or pursuant to a special optional redemption provision upon a change of control. On and after October 3, 2022, the Company may, at its option, redeem the Series A Preferred Stock, in whole or in part, at any time for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends up to, but excluding, the redemption date.

Common Stock

In June 2020, the Company entered into forward sale agreements in connection with an offering of 9.2 million shares of common stock at an initial public offering price of $37.35 per share, before underwriting discounts and offering expenses. All 9.2 million of these shares were settled during 2020, generating net proceeds of $319.1 million.

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

In January 2022, the Company entered into forward sale agreements in connection with an offering of 9.4 million shares of common stock at an initial public offering price of $47.60 per share, before underwriting discounts and offering expenses. All 9.4 million of these shares were settled during 2022, generating net proceeds of $427.7 million.

ATM Program

An ATM Program provides for the offer and sale of shares of the Company’s common stock up to an approved aggregate gross sales price through sales agents, directly to principals, or through forward sellers. The Company can sell shares in amounts and at times to be determined by the Company, but has no obligation to sell shares under an ATM Program.

In November 2016, a $500.0 million 2016 ATM Program was approved and the prior ATM Program was terminated. From inception of the 2016 ATM Program through its termination in November 2020, 8.8 million shares of the Company’s common stock were sold, of which 7.0 million were sold through forward sales agreements. During the year ended December 31, 2020, 2.9 million of these shares were settled, generating net proceeds of $109.2 million. During the year ended December 31, 2021, 0.6 million of these shares were settled, generating net proceeds of $21.9 million.

In November 2020, a $500.0 million 2020 ATM Program was approved and the 2016 ATM Program was terminated. From inception of the 2020 ATM Program through its termination in November 2021, 9.3 million shares of the Company’s common stock were sold, all through forward sale agreements. All 9.3 million shares were settled during the year ended December 31, 2021, generating net proceeds of $391.4 million.

In November 2021, a $500.0 million 2021 ATM Program was approved and the 2020 ATM program was terminated. The following details the activity under the 2021 ATM Program since its inception (in thousands):

2021 ATM	Forward Shares	Regular Shares	Total Shares	Net Proceeds on Issuances
Month ended 12/31/2021
Shares sold	2,268	438	2,706
Shares issued	(2,212)	(438)	(2,650)	$120,286
Unsettled shares sold as of 12/31/2021	56	—	56

Year ended 12/31/2022
Shares sold	2,434	1,525	3,959
Shares issued	(2,490)	(1,525)	(4,015)	$167,850
Unsettled shares sold as of 12/31/2022	—	—	—

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

Dividends Declared

In fiscal years 2022 and 2021, the Company's Board of Directors declared the following dividends:

Declaration Date	Dividend Per Share	Record Date	Total Amount	Payment Date
			(in Thousands)
2022
Preferred Stock
February 9, 2022	$0.375	March 15, 2022	$2,588	March 31, 2022
May 18, 2022	0.375	June 15, 2022	2,588	June 30, 2022
August 8, 2022	0.375	September 15, 2022	2,587	September 30, 2022
November 4, 2022	0.375	December 15, 2022	2,587	December 30, 2022
Total Preferred Dividend	$1.500		$10,350
Common Stock
February 9, 2022	$0.638	March 31, 2022	$85,688	April 14, 2022
May 18, 2022	0.638	June 30, 2022	86,987	July 15, 2022
August 8, 2022	0.663	September 30, 2022	92,595	October 14, 2022
November 4, 2022	0.663	December 30, 2022	93,636	January 13, 2023
Total Common Dividend	$2.602		$358,906

2021
Preferred Stock
February 17, 2021	$0.375	March 15, 2021	$2,588	March 31, 2021
May 19, 2021	0.375	June 15, 2021	2,588	June 30, 2021
July 29, 2021	0.375	September 15, 2021	2,587	September 30, 2021
November 17, 2021	0.375	December 15, 2021	2,587	December 31, 2021
Total Preferred Dividend	$1.500		$10,350
Common Stock
February 17, 2021	$0.625	March 31, 2021	$71,837	April 15, 2021
May 19, 2021	0.625	June 30, 2021	74,436	July 15, 2021
July 29, 2021	0.638	September 30, 2021	78,674	October 15, 2021
November 17, 2021	0.638	December 31, 2021	81,378	January 14, 2022
Total Common Dividend	$2.526		$306,325

The common stock dividend declared on November 4, 2022 is included in accounts payable, accrued expenses and other liabilities in the consolidated balance sheet as of December 31, 2022.

NOTE 6. COMMITMENTS AND CONTINGENCIES

The Company is periodically subject to claims or litigation in the ordinary course of business, including claims generated from business conducted by tenants on real estate owned by the Company. In these instances, the Company is typically indemnified by the tenant against any losses that might be suffered, and the Company and/or the tenant are typically insured against such claims. The Company was contingently liable for $5.7 million of debt owed by one of its former tenants, which was fully accrued in accounts payable, accrued expenses and other liabilities in the consolidated balance sheet as of December 31, 2021. No payments were made in relation to this contingent liability. Therefore, upon the maturity of the tenant's debt on March 15, 2022, the Company reversed the full $5.7 million of the accrued liability, which is reflected as other income in the consolidated statement of operations.

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

The Company estimates future costs for known environmental remediation requirements when it is probable that the Company has incurred a liability and the related costs can be reasonably estimated. The Company considers various factors when estimating its environmental liabilities, and adjustments are made when additional information becomes available that affects the estimated costs to study or remediate any environmental issues. When only a wide range of estimated amounts can be reasonably established and no other amount within the range is better than another, the low end of the range is recorded in the consolidated financial statements. As of December 31, 2022, no accruals have been made.

As of December 31, 2022, there were no outstanding claims against the Company that are expected to have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Purchase and Capital Improvement Commitments

As of December 31, 2022, the Company had commitments totaling $111.1 million, of which $13.8 million relates to future acquisitions and the remainder relates to improvements on properties the Company already owns. Acquisition commitments contain standard cancellation clauses contingent on the results of due diligence. $35.1 million of the Company’s commitments are expected to be funded during 2023, with the remainder to be funded by the end of 2024.

Lessee Contracts

The Company leases its corporate office space, which is classified as an operating lease. The corporate office lease contains a variable lease cost related to the lease of parking spaces and a non-lease component related to the reimbursement of certain common area maintenance expenses, both of which are recognized as incurred. The Company elected to use the components expedient for all lessee operating leases, which permits the Company to not separate non-lease components from lease components if timing and pattern of transfer is the same. As such, total rental expense, including variable rent, for the corporate office space amounted to $1.5 million for each of the years ended December 31, 2022, 2021 and 2020, respectively, and is included in general and administrative expense. The Company’s lease of its corporate office space has an initial term that expires on January 31, 2027 and is renewable at the Company’s option for two additional periods of five years each after the initial term.

The Company is also a lessee under long-term, non-cancellable ground leases under which it is obligated to pay monthly rent. There were four ground leases as of December 31, 2022 and 2021, respectively. Total rental expense included in property costs amounted to $0.3 million for each of the years ended December 31, 2022, 2021 and 2020, respectively. For all of the ground leases, rental expenses are reimbursed by tenants, and the corresponding rental revenue is recorded in rental income on the consolidated statements of operations. All leases are classified as operating leases and have a weighted average remaining lease term of 5.1 years.

The Company’s minimum aggregate rental commitments under all non-cancellable operating leases as of December 31, 2022 are as follows (in thousands):

	Ground Leases	Office Lease	Total
2023	$285	$1,055	$1,340
2024	285	1,070	1,355
2025	267	1,086	1,353
2026	258	1,101	1,359
2027	167	92	259
Thereafter	107	—	107
Total	1,369	4,404	5,773
Less: imputed interest	(241)	(939)	(1,180)
Total operating lease liabilities	$1,128	$3,465	$4,593

Imputed interest was calculated using a weighted-average discount rate of 4.19%. The discount rate is based on our estimated incremental borrowing rate, calculated as the treasury rate for the same period as the underlying lease term, plus a spread determined using factors including the Company's credit rating and REIT industry performance. The evaluation of the Company's right-of-use lease asset associated with the corporate office included the unamortized portion of a $1.7 million cash lease incentive paid at inception of the lease. As of December 31, 2022 and 2021, the Company had a right-of-use lease asset balance of $3.4 million and $3.7 million, respectively, which are included in deferred costs and other assets, net and an operating lease liability balance of $4.6 million and $5.1 million, respectively, which are included in accounts payable, accrued expenses and other liabilities on the consolidated balance sheets.

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

NOTE 7. DERIVATIVE AND HEDGING ACTIVITIES

The Company may use interest rate derivative contracts to manage its exposure to changes in interest rates on its variable rate debt. These derivatives are considered cash flow hedges and are recorded on a gross basis at fair value. Assessments of hedge effectiveness are performed quarterly using either a qualitative or quantitative approach. The Company recognizes the entire change in the fair value in AOCIL and the change is reflected as cash flow hedge changes in fair value in the supplemental disclosures of non-cash activities in the consolidated statements of cash flows. Amounts will subsequently be reclassified to earnings when the hedged item affects earnings. The Company does not enter into derivative contracts for speculative or trading purposes and does not have derivative netting arrangements.

The Company is exposed to credit risk in the event of non-performance by its derivative counterparties. The Company evaluates this risk through monitoring the creditworthiness of counterparties, which includes review of their debt ratings and financial performance. To mitigate credit risk, the Company enters into agreements with counterparties it considers credit-worthy, such as large financial institutions with favorable credit ratings.

In the third quarter of 2019, the Company terminated interest rate swaps which had been entered into in December 2018 and accelerated the reclassification of a loss of $12.5 million from AOCIL to termination of interest rate swaps as a result of a portion of the hedged forecasted transactions becoming probable not to occur. There were no events of default related to the interest rate swaps prior to their termination. Given that a portion of the hedged transactions remained probable to occur, $12.3 million of the loss was deferred in other comprehensive loss and is being amortized over the remaining initial term of the interest rate swaps, which ends January 31, 2024. As of December 31, 2022, the unamortized portion of loss in AOCIL related to terminated interest rate swaps was $3.0 million.

During the third quarter of 2022, the Company entered into new interest rate swaps, which were designated as cash flow hedge instruments and are recorded in deferred costs and other assets, net on the consolidated balance sheet. These instruments swap 1-month SOFR for a fixed payment. The following table summarizes the key terms and fair value of these instruments (in thousands):

				Fair Value of Asset
Interest Rate Swap Notional Amount	Fixed Interest Rate	Effective Date	Maturity Date	December 31, 2022
$300,000	2.501%	September 15, 2022	August 22, 2027	$15,675
$200,000	2.507%	September 15, 2022	August 22, 2027	10,349
$300,000	2.636%	September 15, 2022	August 22, 2025	11,104
				$37,128

The following table provides information about the amounts recorded in AOCIL, as well as any amounts reclassified to operations (in thousands):

	Year Ended December 31,
	2022	2021	2020
Cash flow hedge derivatives	$39,366	$—	$—
Amount of gain reclassified from AOCIL to interest	(2,238)	—	—
Amount of loss reclassified from AOCIL to interest	2,807	2,807	2,807
Total	$39,935	$2,807	$2,807

During the next 12 months, we estimate that approximately $2.8 million will be reclassified as an increase to interest expense related to terminated hedges of existing floating-rate debt and $17.6 million will be reclassified as a decrease to interest expense related to cash flow hedge derivatives.

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

NOTE 8. FAIR VALUE MEASUREMENTS

The fair value measurement framework specifies a hierarchy of valuation inputs that may be used to measure fair value, two of which are considered observable and one that is considered unobservable:

•	Level 1 – Valuation is based upon quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Valuation is based upon inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data.

•	Level 3 – Inputs that are unobservable and significant to the overall fair value measurement of the assets or liabilities. These types of inputs include the Company's own assumptions.

Recurring Fair Value Measurements

The Company’s interest rate swaps are measured using a market approach, using prices obtained from a nationally recognized pricing service and pricing models with market observable inputs such as interest rates and volatilities. These measurements are classified as Level 2 of the fair value hierarchy.

The following table sets forth the Company’s financial assets that were accounted for at fair value on a recurring basis (in thousands):

		Fair Value Hierarchy Level
Description	Fair Value	Level 1	Level 2	Level 3
Derivatives held at December 31, 2022
Interest rate swaps	$37,128	$—	$37,128	$—

Nonrecurring Fair Value Measurements

Fair value measurement of an asset on a nonrecurring basis occurs when events or changes in circumstances related to an asset indicate that the carrying amount of the asset is no longer recoverable. Real estate assets and their related intangible assets are evaluated for impairment based on certain indicators including, but not limited to: the asset being held for sale, vacant, tenant bankruptcy or delinquency, and leases expiring in 60 days or less. The fair values of real estate and intangible assets were estimated using the following information, depending on availability, in order of preference: signed purchase and sale agreements (“PSA”) or letters of intent (“LOI”); broker opinions of value (“BOV”); recently quoted bid or ask prices, or market prices for comparable properties; estimates of discounted cash flows, which consider, among other things, contractual and forecasted rental revenues, leasing assumptions, expenses based upon market conditions and capitalization rates; and expectations for the use of the real estate.

The following table sets forth the Company’s assets that were accounted for at fair value on a nonrecurring basis as of their respective measurement dates (in thousands):

		Fair Value Hierarchy Level
Description	Fair Value	Level 1	Level 2	Level 3
Assets held at December 31, 2022
Impaired at March 31, 2022	$—	$—	$—	$—
Impaired at June 30, 2022	$4,700	$—	$—	$4,700
Impaired at September 30, 2022	$4,094	$—	$—	$4,094
Impaired at December 31, 2022	$29,636	$—	$—	$29,636

Assets held at December 31, 2021
Impaired at March 31, 2021	$1,739	$—	$—	$1,739
Impaired at June 30, 2021	$9,655	$—	$—	$9,655
Impaired at September 30, 2021	$3,479	$—	$—	$3,479
Impaired at December 31, 2021	$11,656	$—	$—	$11,656

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

As of December 31, 2022, the Company held 18 properties that were impaired during 2022. As of December 31, 2021, the Company held 14 properties that were impaired during 2021. For one property held at December 31, 2021, the Company estimated fair value using a capitalization rate of 14.00% based on capitalization rates from market comparables. For the remaining properties, the Company estimated property fair value using price per square foot from unobservable inputs. The unobservable inputs for the remaining properties are as follows:

Unobservable Input	Asset Type	Property Count	Price Per Square Foot Range	Weighted Average Price Per Square Foot	Square Footage
December 31, 2022
PSA, LOI or BOV	Retail	12	$30.00 - $384.88	$93.60	223,225
PSA, LOI or BOV	Data Center	1	$24.94	$24.94	188,475
Comparable Properties	Retail	3	$26.05 - $197.15	$56.36	100,195
Comparable Properties	Office	2	$71.69 - $135.00	$98.97	73,000

December 31, 2021
PSA, LOI or BOV	Retail	6	$63.83 - $418.57	$102.35	39,603
PSA, LOI or BOV	Medical	2	$65.63 - $105.16	$75.60	41,496
PSA, LOI or BOV	Data Center	1	$38.57	$38.57	188,475
Comparable Properties	Retail	3	$29.35 - $483.09	$67.48	42,357
Comparable Properties	Medical	1	$78.66 - $106.35	$95.00	15,974

Estimated Fair Value of Financial Instruments

Financial assets and liabilities for which the carrying values approximate their fair values include cash and cash equivalents, restricted cash and escrow deposits, and accounts receivable and payable. Generally, these assets and liabilities are short-term in duration and are recorded at cost, which approximates fair value, on the consolidated balance sheets. In addition, companies are required to disclose the estimated fair values of all financial instruments, even if they are not carried at their fair values. The fair values of financial instruments are estimates based upon market conditions and perceived risks at measurement date. These estimates require management’s judgment and may not be indicative of the future fair values of the assets and liabilities. The estimated fair values of these financial instruments have been derived either based on (i) market quotes for identical or similar instruments in markets or (ii) discounted cash flow analyses using estimates of the amount and timing of future cash flows, market rates and credit spreads. The estimated fair values of the Senior Unsecured Notes are classified as Level 1 of the fair value of the hierarchy, and the remaining estimates are classified as Level 2.

The following table discloses fair value information for these financial instruments (in thousands):

	December 31, 2022		December 31, 2021
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Loans receivable, net (1)	$23,023	$23,462	$10,450	$11,381
2019 Credit Facility	55,500	55,502	288,400	288,549
2022 Term Loans, net (2)	792,309	802,363	—	—
Senior Unsecured Notes, net (2)	2,722,514	2,310,547	2,718,641	2,865,187
Mortgages payable, net (2)	4,986	4,685	5,551	5,748

(1) The carrying value of the loans receivable are net of an allowance for credit losses.

(2) The carrying value of the debt instruments are net of unamortized deferred financing costs and certain debt discounts/premiums.

29

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

NOTE 9. INCENTIVE AWARD PLAN AND EMPLOYEE BENEFIT PLAN

Amended Incentive Award Plan

Under the Amended Incentive Award Plan, the Company may grant equity incentive awards to eligible employees, directors and other advisors of the Company. Awards under the Amended Incentive Award Plan may be in the form of stock options, restricted stock, dividend equivalents, stock appreciation rights, performance awards, stock payment awards, market-based awards, Operating Partnership units and other incentive awards. If an award under the Amended Incentive Award Plan is forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Amended Incentive Award Plan. As of December 31, 2022, 4.8 million shares remained available for award under the Amended Incentive Award Plan.

Shares of common stock have been granted pursuant to the Amended Incentive Award Plan and, during the periods presented, portions of these awards vested. The vesting of these shares resulted in federal and state income tax liabilities for the recipients. As permitted by the terms of the Amended Incentive Award Plan and the award grants, certain executive officers and employees elected to surrender shares of common stock during the years ended December 31, 2022, 2021 and 2020 valued at $6.5 million, $4.4 million and $4.4 million, respectively, solely to pay the associated statutory tax withholdings, which do not exceed the maximum statutory rate. Common shares repurchased are considered retired under Maryland law, and the cost of the stock repurchased is recorded as a reduction to common stock and accumulated deficit on the consolidated balance sheets. The Company has made an accounting policy election to recognize stock-based compensation forfeitures as they occur.

Restricted Shares of Common Stock

Restricted share awards have been granted to certain employees, including executive officers, and members of the Board of Directors. The requisite service period for the awards is generally three years for employees and one year for members of the Board of Directors. The following table summarizes the restricted share activity:

	2022		2021		2020
	Number of Shares	Weighted Average Price (1) (per share)	Number of Shares	Weighted Average Price (1) (per share)	Number of Shares	Weighted Average Price (1) (per share)
Outstanding non-vested shares, beginning of year	233,135	$42.22	279,912	$42.67	321,627	$40.66
Shares granted	128,367	45.73	118,996	39.22	148,045	46.42
Shares vested	(145,723)	42.23	(157,054)	40.83	(182,653)	42.04
Shares forfeited	(418)	46.30	(8,719)	40.87	(7,107)	45.77
Outstanding non-vested shares, end of year	215,361	$44.30	233,135	$42.22	279,912	$42.67

(1) Based on grant date fair values.

The Company recorded $5.9 million in deferred stock-based compensation associated with restricted shares granted during the year ended December 31, 2022. The fair value of the restricted stock grants was determined based on the Company's closing stock price on the date of grant. During the year ended December 31, 2022, restricted shares with an aggregate fair value of $6.7 million vested. The fair value of the vesting was determined based on the Company’s closing stock price on the date of vest. Outstanding non-vested awards as of December 31, 2022 have a remaining weighted average recognition period of 0.7 years.

30

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

Market-Based Awards

Market-based awards have been granted to executive officers upon approval from the Board of Directors or committee thereof. These awards are granted at a target number of units and represent shares that are potentially issuable in the future. The market-based share awards vest based on the Company’s stock price, dividend performance, and TSR at the end of their respective performance periods relative to a group of industry peers. The performance periods generally begin on January 1st of the year of grant and end after three years on December 31st. Potential shares of the Corporation's common stock that each participant is eligible to receive is based on the initial target number of shares granted, multiplied by a percentage range between 0% and 375%. The following table summarizes the market-based award activity:

	2022		2021		2020
	Number of Target Shares	Weighted Average Fair Value (per share)	Number of Target Shares	Weighted Average Fair Value (per share)	Number of Target Shares	Weighted Average Fair Value (per share)
Outstanding non-vested awards, beginning of year	258,053	$74.08	201,468	$58.12	319,731	$49.49
Grants at target	166,307	93.26	170,307	77.57	87,746	67.30
Earned above performance target	—	—	154,312	50.92	83,259	54.57
Vested	—	—	(266,319)	50.92	(268,694)	54.57
Forfeited	(87,746)	67.30	—	—	—	—
Incremental Shares (1)	—	N/A	(1,715)	N/A	(20,574)	N/A
Outstanding non-vested awards, end of year	336,614	$85.32	258,053	$74.08	201,468	$58.12

(1) In 2018, in connection with the Spin-Off and in accordance with the rights granted per the Amended Incentive Award Plan, the Board of Directors made an equitable adjustment for all market-based awards outstanding, resulting in incremental shares. During the years ended December 31, 2021 and 2020, 1.7 thousand and 20.6 thousand, respectively, of these incremental shares were earned. Because the fair value of the outstanding market-based awards the day prior to and the day after the Spin-Off did not materially change, there was no change to unrecognized compensation expense and no incremental compensation expense related to the incremental shares.

Grant date fair value of the market-based share awards was calculated using the Monte Carlo simulation model, which incorporated stock price volatility of the Company and each of the Company’s peers and other variables over the time horizons matching the performance periods. For market-based awards granted in 2022, significant inputs for the calculation were expected volatility of the Company of 39.5% and expected volatility of the Company's peers, ranging from 21.5% to 53.6%, with an average volatility of 35.7% and a risk-free interest rate of 1.59%. Expected volatility was determined using an equal weighting of implied volatility and historical volatility.

The projected shares to be awarded are not considered issued under the Amended Incentive Award Plan until the performance period has ended and the actual number of shares to be released is determined. The market-based shares and dividend rights are subject to forfeiture in the event of a non-qualifying termination of a participant prior to the performance period end date. During the year ended December 31, 2022, zero market-based awards vested as the requisite performance conditions were not met. Outstanding non-vested awards as of December 31, 2022 have a remaining weighted average recognition period of 1.7 years and would have resulted in 0.2 million shares released based on the Corporation's TSR relative to the specified peer groups through that date.

In addition, final shares issued under each market-based share award entitle its holder to a cash payment equal to the aggregate dividends declared with record dates during the performance period, beginning on the grant date and ending the day before the awards are released. Approximately $2.5 million and $3.3 million in dividend rights have been accrued as of December 31, 2022 and 2021, respectively.

31

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

Stock-based Compensation Expense

For the years ended December 31, 2022, 2021 and 2020, the Company recognized $17.4 million, $14.0 million and $12.6 million, respectively, in stock-based compensation expense, which is included in general and administrative expenses in the consolidated statements of operations. Stock-based compensation is recognized on a straight-line basis over the minimum required service period of each applicable award.

The following is a summary of remaining unamortized stock-based compensation expense (in thousands):

	December 31, 2022	December 31, 2021
Restricted share awards	$4,727	$4,787
Market-based awards	15,165	11,143
Total unamortized stock-based compensation expense	$19,892	$15,930

401(k) Plan

The Company has a 401(k) Plan, which is available to employees on the first month following their date of hire with the Company. Currently, the Company provides a matching contribution equal to 100% of elective deferrals up to 4% of compensation, which vests immediately.

NOTE 10. INCOME PER SHARE

The table below is a reconciliation of the numerator and denominator used in the computation of basic and diluted net income per share computed using the two-class method (dollars in thousands):

	Years Ended December 31,
	2022	2021	2020
Basic and diluted income:
Income from continuing operations	$285,516	$171,702	$26,708
Less: dividends paid to preferred stockholders	(10,350)	(10,350)	(10,350)
Less: dividends and income attributable to unvested restricted stock	(555)	(581)	(728)
Net income attributable to common stockholders used in basic and diluted income per share	$274,611	$160,771	$15,630

Basic weighted average shares of common stock outstanding:
Weighted average shares of common stock outstanding	134,768,664	118,587,722	104,656,242
Less: unvested weighted average shares of restricted stock	(220,578)	(245,281)	(298,582)
Basic weighted average shares of common stock outstanding	134,548,086	118,342,441	104,357,660

Net income per share attributable to common stockholders - basic	$2.04	$1.36	$0.15

Diluted weighted average shares of common stock outstanding: (1)
Plus: unvested market-based awards	97,565	373,396	175,952
Plus: unsettled shares under open forward equity contracts	—	1	1,772
Diluted weighted average shares of common stock outstanding	134,645,651	118,715,838	104,535,384

Net income per share attributable to common stockholders - diluted	$2.04	$1.35	$0.15

Potentially dilutive shares of common stock related to:
Unvested restricted share awards	67,206	95,411	62,448

(1) Assumes the most dilutive issuance of potentially issuable shares between the two-class and treasury stock method unless the result would be anti-dilutive.

32

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

NOTE 11. RELATED PARTY TRANSACTIONS

Asset Management Agreement and Interim Management Agreement

In conjunction with the Spin-Off, the Company entered into the Asset Management Agreement to provide various management services to SMTA. On June 2, 2019, the Company and SMTA entered into a termination agreement of the Asset Management Agreement and concurrently entered into the Interim Management Agreement, which was subsequently terminated September 4, 2020. Asset management fees of $0.7 million were earned during the year ended December 31, 2020 and are included in related party fee income in the consolidated statements of operations.

Cost Sharing Arrangements

In conjunction with the Spin-Off, the Company and SMTA entered into certain agreements, including the Separation and Distribution Agreement, Tax Matters Agreement, Registration Rights Agreement and Insurance Sharing Agreement. These agreements provided a framework for the relationship between the Company and SMTA after the Spin-Off, by which Spirit could incur certain expenses on behalf of SMTA that had to be reimbursed in a timely manner. These agreements, except for the Tax Matters Agreement, were terminated in conjunction with the termination of the Asset Management Agreement. The Tax Matters Agreement was terminated in conjunction with the termination of the Interim Management Agreement.

NOTE 12. INCOME TAXES

The Company’s total income tax expense was as follows (in thousands):

	Year Ended December 31,
	2022	2021	2020
State income tax	$890	$605	$128
Federal income tax	7	2	145
Total income tax expense	$897	$607	$273

The Operating Partnership is a partnership for federal income tax purposes. Partnerships are pass-through entities and are not subject to U.S. federal income taxes, and therefore, no provision has been made for federal income taxes in the consolidated financial statements. Although most states and cities where the Operating Partnership operates follow the U.S. federal income tax treatment, there are certain jurisdictions such as Texas, Tennessee and Ohio that impose income or franchise taxes on partnerships. The Company’s deferred income tax expense and its ending balance in deferred tax assets and liabilities, which are recorded within accounts payable, accrued expenses and other liabilities in the consolidated balance sheets, were immaterial as of December 31, 2022, 2021 and 2020.

The Operating Partnership transferred its rights and obligations under the Asset Management Agreement to Spirit Realty AM Corporation (“SRAM”), a wholly-owned taxable REIT subsidiary of Spirit, on April 1, 2019. This agreement was subsequently terminated and simultaneously replaced by the Interim Management Agreement, effective from September 20, 2019 through September 4, 2020. The Operating Partnership allocated personnel and other general and administrative costs to SRAM for management services provided to SMTA. Accordingly, all asset management fees earned from April 1, 2019 through September 4, 2020 were subject to income tax.

To the extent that the Company acquires property that has been owned by a C corporation in a transaction in which the tax basis of the property carries over, and the Company recognizes a gain on the disposition of such property during the subsequent recognition period, it will be required to pay tax at the regular corporate tax rate to the extent of such built-in gain. No properties subject to state built-in gain tax were sold during the years ended December 31, 2022, 2021 or 2020.

The Corporation has federal net operating loss carry-forwards for income tax purposes totaling $66.1 million for each of the years ended December 31, 2022, 2021 and 2020. These losses, which begin to expire in 2027 through 2034, are available to reduce future taxable income or distribution requirements, subject to certain ownership change limitations. The Corporation intends to make annual distributions at least equal to its taxable income and thus does not expect to utilize its net operating loss carryforwards in the foreseeable future.

33

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

The Company files federal, state and local income tax returns. Federal tax returns for years prior to 2019 are no longer subject to examination. Additionally, state tax returns for years prior to 2018 are generally no longer subject to examination. The Company recognizes any interest related to underpayment of income taxes as interest expense and recognizes any penalties as operating expenses. There was no material interest or penalties for the years ended December 31, 2022, 2021 and 2020. The Company believes that it has appropriate support for the income tax positions taken and to be taken on its tax returns and that its accruals for tax liabilities are adequate for all open years based on an assessment of many factors, including past experience and interpretations of tax law applied to the facts of each matter.

Common stock dividends paid were characterized for tax as follows (per share):

	Year Ended December 31,
	2022	2021	2020
Ordinary income	$2.41	$1.37	$1.80
Return of capital	0.06	1.14	0.70
Capital gain	0.11	—	—
Total	$2.58	$2.51	$2.50

NOTE 13. CONSOLIDATED QUARTERLY FINANCIAL DATA

The following table sets forth certain unaudited consolidated financial information for each of the four quarters included in the years ended December 31, 2022 and 2021 (in thousands, except share and per share data):

2022	First	Second	Third	Fourth
(Unaudited)	Quarter	Quarter	Quarter	Quarter	Year
Total operating revenues	$168,396	$174,935	$182,904	$183,394	$709,629
Depreciation and amortization	(69,108)	(72,898)	(74,600)	(76,379)	(292,985)
Interest	(26,023)	(27,594)	(30,956)	(33,049)	(117,622)
Other operating expenses	(23,593)	(30,631)	(24,010)	(51,679)	(129,913)
Loss on debt extinguishment	(172)	—	—	—	(172)
Gain on disposition of assets	877	38,928	23,302	47,793	110,900
Other income	5,679	—	—	—	5,679
Net income	56,056	82,740	76,640	70,080	285,516
Dividends paid to preferred stockholders	(2,588)	(2,588)	(2,587)	(2,587)	(10,350)
Net income attributable to common stockholders	$53,468	$80,152	$74,053	$67,493	$275,166

Net income per share attributable to common stockholders - basic	$0.42	$0.60	$0.54	$0.48	$2.04
Net income per share attributable to common stockholders - diluted	$0.42	$0.60	$0.54	$0.48	$2.04

Dividends declared per common share	$0.638	$0.638	$0.663	$0.663	$2.602

34

SPIRIT REALTY CAPITAL, INC.

Notes to Consolidated Financial Statements

December 31, 2022

2021	First	Second	Third	Fourth
(Unaudited)	Quarter	Quarter	Quarter	Quarter	Year
Total operating revenues	$135,141	$164,626	$152,568	$156,055	$608,390
Depreciation and amortization	(57,087)	(60,074)	(63,061)	(64,402)	(244,624)
Interest	(26,624)	(26,170)	(25,078)	(25,131)	(103,003)
Other operating expenses	(25,558)	(27,955)	(24,005)	(23,825)	(101,343)
(Loss) gain on debt extinguishment	(29,177)	(10)	1	—	(29,186)
Gain on disposition of assets	1,836	37,507	453	1,672	41,468
Net (loss) income	(1,469)	87,924	40,878	44,369	171,702
Dividends paid to preferred stockholders	(2,588)	(2,588)	(2,587)	(2,587)	(10,350)
Net (loss) income attributable to common stockholders	$(4,057)	$85,336	$38,291	$41,782	$161,352

Net (loss) income per share attributable to common stockholders - basic	$(0.04)	$0.74	$0.32	$0.34	$1.36
Net (loss) income per share attributable to common stockholders - diluted	$(0.04)	$0.74	$0.32	$0.34	$1.35

Dividends declared per common share	$0.625	$0.625	$0.638	$0.638	$2.526

35

SPIRIT REALTY CAPITAL, INC.

Schedule III Real Estate and Accumulated Depreciation

(Amounts in thousands)

			Initial Cost (b)		Cost Capitalized / (Impaired)		Gross Amount at December 31, 2022
Tenant Concept	Number of Properties (a)	Encumbrances	Land and Improvements	Buildings and Improvements	Land and Improvements	Buildings and Improvements	Land and Improvements	Buildings and Improvements	Total	Accumulated Depreciation	Construction Year	Date Acquired	Depreciable Life
24 Hour Fitness	1	(d)	$6,982	$9,255	$(3,817)	$(5,674)	$3,165	$3,581	$6,746	(549)	1987	05/07/2015	4 to 25 years
Aaron's	25	(d)	11,215	24,883	(1,112)	(2,314)	10,103	22,569	32,672	(7,675)	1957 - 2008	07/17/2013	1 to 49 years
Academy Sports + Outdoors	9	(d)	20,495	51,603	—	76	20,495	51,679	72,174	(8,280)	1996 - 2015	07/17/2013 - 11/30/2021	9 to 37 years
Accel International	3	(d)	8,691	22,860	—	—	8,691	22,860	31,551	(5,427)	1990 - 2018	12/17/2014 - 06/03/2021	9 to 30 years
Advance Auto Parts	54	(d)	27,610	49,920	—	(76)	27,610	49,844	77,454	(14,449)	1965 - 2008	07/17/2013 - 11/25/2019	4 to 50 years
Advanced Distributor Products	1	(d)	2,134	17,583	—	—	2,134	17,583	19,717	(573)	2017	01/28/2022	3 to 37 years
Alabama Clinics	1	(d)	695	1,707	—	20	695	1,727	2,422	(458)	2012	12/21/2016	1 to 40 years
Alaska Club	5	(d)	14,160	46,839	—	—	14,160	46,839	60,999	(8,968)	1972 - 2006	08/15/2018	10 to 43 years
Albertsons	3	(d)	8,145	10,140	—	(132)	8,145	10,008	18,153	(3,962)	1983 - 1998	12/17/2013 - 04/01/2015	15 to 30 years
Alta Material Handling	3	(d)	3,199	7,542	—	—	3,199	7,542	10,741	(311)	1979 - 2005	03/29/2022	8 to 35 years
Aludyne	8	(d)	7,112	35,843	—	—	7,112	35,843	42,955	(1,612)	1969 - 2003	02/03/2021 - 09/22/2022	3 to 33 years
AMC Theatres	4	(d)	12,027	44,079	(2,405)	(8,043)	9,622	36,036	45,658	(13,756)	1997 - 2007	06/23/2004 - 07/17/2013	2 to 40 years
America's Service Station	2	(d)	2,157	2,825	—	—	2,157	2,825	4,982	(324)	2000 - 2011	11/25/2019	10 to 42 years
Amigos United	1	(d)	620	5,415	—	(156)	620	5,259	5,879	(2,027)	2000	08/25/2005	40 to 40 years
Amware Fulfillment	1	(d)	1,731	12,990	—	—	1,731	12,990	14,721	(1,402)	1969	11/10/2020	8 to 25 years
Andy's Frozen Custard	4	(d)	3,081	902	317	3,198	3,398	4,100	7,498	(773)	1995 - 2019	09/19/2014 - 09/12/2016	13 to 40 years
Ann Taylor / LOFT	2	(d)	16,637	95,965	—	—	16,637	95,965	112,602	—	2014 - 2016	12/06/2022	4 to 29 years
Anytime Fitness	2	(d)	547	1,070	—	—	547	1,070	1,617	(15)	2014 - 2018	07/28/2022	6 to 52 years
Applebee's	23	(d)	25,368	43,959	—	—	25,368	43,959	69,327	(14,185)	1990 - 2005	07/17/2013 - 11/25/2019	8 to 40 years
Arby's	12	(d)	6,265	9,685	17	(18)	6,282	9,667	15,949	(3,040)	1980 - 2004	07/17/2013 - 11/25/2019	3 to 30 years
Armacell	1	(d)	1,318	17,900	—	—	1,318	17,900	19,218	(1,617)	2005	11/10/2020	6 to 30 years
Ashley HomeStore (f)	7	(d)	13,582	30,681	(728)	(3,057)	12,854	27,624	40,478	(5,442)	1947 - 2008	07/17/2013 - 07/21/2022	3 to 45 years
At Home (f)	16	(d)	70,855	125,450	—	134	70,855	125,584	196,439	(23,418)	1965 - 2021	08/01/2016 - 05/26/2022	5 to 44 years
AT&T	1	(d)	2,873	8,252	—	(401)	2,873	7,851	10,724	(1,690)	2002	07/17/2013	16 to 48 years
ATC Fitness	1	(d)	1,187	1,817	—	—	1,187	1,817	3,004	(615)	2014	09/17/2014	15 to 40 years
Auria St. Clair	1	(d)	1,511	6,379	—	—	1,511	6,379	7,890	(1,081)	1991	01/09/2020	9 to 26 years
Auto Driveaway	1	(d)	2,526	543	—	—	2,526	543	3,069	(64)	2020	10/11/2022	7 to 53 years
Avalon Flooring	1	(d)	753	3,299	—	—	753	3,299	4,052	(864)	2006	03/31/2015	11 to 40 years
Bagger Dave's Burger Tavern	2	(d)	1,069	429	—	—	1,069	429	1,498	(148)	1927 - 1985	11/25/2019	6 to 27 years
Bank of America	1	(d)	13,131	74,628	—	1,312	13,131	75,940	89,071	(7,895)	1974	09/26/2019	9 to 52 years
Best Buy (f)	9	(d)	21,346	51,864	—	134	21,346	51,998	73,344	(8,571)	1984 - 2002	07/17/2013 - 06/30/2022	4 to 41 years
Better Being Co.	1	(d)	3,407	46,940	—	—	3,407	46,940	50,347	(417)	2005	09/26/2022	11 to 30 years
Big Lots (f)	2	(d)	3,498	3,398	—	7,499	3,498	10,897	14,395	(1,227)	1987 - 1988	07/17/2013 - 05/13/2022	8 to 30 years
Big Sandy Furniture	7	(d)	5,327	18,252	—	24	5,327	18,276	23,603	(4,115)	1976 - 1998	11/25/2019	3 to 34 years
Binswanger Glass	9	(d)	3,696	14,737	—	—	3,696	14,737	18,433	(242)	1957 - 1983	08/23/2022	5 to 35 years
BJ's Wholesale Club	11	(d)	58,082	162,530	—	229	58,082	162,759	220,841	(27,524)	1993 - 2021	07/17/2013 - 08/12/2022	8 to 50 years
Black Box	1	(d)	5,470	24,982	—	—	5,470	24,982	30,452	(887)	1983	04/29/2022	6 to 26 years
BlueLinx	3	(d)	37,932	71,290	—	52	37,932	71,342	109,274	(8,841)	1988 - 1996	04/07/2021	7 to 27 years
Bob’s Discount Furniture	1	(d)	3,776	8,024	—	—	3,776	8,024	11,800	(224)	2008	01/31/2022	7 to 46 years
Books-A-Million	1	(d)	575	2,568	—	(6)	575	2,562	3,137	(824)	2001	07/17/2013	7 to 45 years
Boscovs	1	(d)	1,803	4,314	—	—	1,803	4,314	6,117	(1,247)	1970	11/25/2019	3 to 25 years
Brookshire Brothers	7	(d)	4,397	8,077	—	(589)	4,397	7,488	11,885	(6,016)	1971 - 2004	12/01/2005 - 03/31/2014	10 to 30 years
Buffalo Wild Wings	5	(d)	8,282	5,665	—	—	8,282	5,665	13,947	(2,413)	2003 - 2015	11/05/2014 - 11/25/2019	9 to 40 years
Builders FirstSource	2	(d)	6,280	5,800	—	242	6,280	6,042	12,322	(990)	1973 - 2005	05/13/2021 - 11/08/2021	3 to 39 years
Burger King	15	(d)	8,939	9,665	—	—	8,939	9,665	18,604	(3,949)	1976 - 1998	09/29/2006 - 11/25/2019	3 to 34 years
Burlington (f)	1	(d)	5,741	12,303	—	—	5,741	12,303	18,044	(324)	1966	06/30/2022	6 to 25 years
Caliber Collision	3	(d)	4,587	6,250	—	65	4,587	6,315	10,902	(1,720)	1986 - 2016	12/28/2016 - 11/25/2019	4 to 50 years
Camping World	7	(d)	22,547	16,301	—	15,957	22,547	32,258	54,805	(9,653)	2004 - 2016	03/27/2015 - 11/25/2019	9 to 40 years
Car Wash USA Express	21	(d)	13,035	63,614	—	—	13,035	63,614	76,649	(6,880)	1998 - 2018	09/27/2019	9 to 39 years
CarMax	7	(d)	45,244	48,842	—	(244)	45,244	48,598	93,842	(12,620)	1994 - 2005	06/30/2005 - 11/25/2019	6 to 40 years
Chapala	1	(d)	477	139	—	—	477	139	616	(54)	1998	11/25/2019	3 to 20 years
Charleston's Restaurant	2	(d)	2,620	6,455	—	12	2,620	6,467	9,087	(1,328)	1992 - 2002	11/25/2019	2 to 20 years
Childcare Network	20	(d)	9,432	18,736	—	36	9,432	18,772	28,204	(6,121)	1949 - 2016	10/31/2014 - 02/23/2017	4 to 50 years
Childtime	6	(d)	2,106	4,181	—	—	2,106	4,181	6,287	(2,081)	1974 - 2010	07/17/2013 - 02/19/2015	8 to 40 years

SPIRIT REALTY CAPITAL, INC.

Schedule III Real Estate and Accumulated Depreciation

(Amounts in thousands)

			Initial Cost (b)		Cost Capitalized / (Impaired)		Gross Amount at December 31, 2022
Tenant Concept	Number of Properties (a)	Encumbrances	Land and Improvements	Buildings and Improvements	Land and Improvements	Buildings and Improvements	Land and Improvements	Buildings and Improvements	Total	Accumulated Depreciation	Construction Year	Date Acquired	Depreciable Life
Chili's	3	(d)	2,628	3,337	(735)	—	1,893	3,337	5,230	(1,281)	1985 - 1999	07/17/2013	11 to 35 years
Chuck-A-Rama and Grub Steak	12	(d)	8,406	23,314	—	—	8,406	23,314	31,720	(4,123)	1964 - 2011	01/22/2019	9 to 37 years
Church's Chicken	160	(d)	65,562	77,569	(304)	(53)	65,258	77,516	142,774	(37,301)	1965 - 2007	07/17/2013	3 to 40 years
Cinemark	1	(d)	4,023	10,346	—	52	4,023	10,398	14,421	(1,929)	2016	02/21/2017	15 to 50 years
Circle K	71	(d)	51,773	85,711	(21)	—	51,752	85,711	137,463	(42,690)	1950 - 2005	07/17/2013	3 to 38 years
City Electric Supply	74	(d)	27,568	74,284	31	779	27,599	75,063	102,662	(5,670)	1935 - 2017	11/30/2020	5 to 48 years
Clean Freak	10	(d)	13,899	16,644	152	3,133	14,051	19,777	33,828	(3,287)	1970 - 2022	09/29/2016 - 07/07/2022	13 to 50 years
Coastal Construction Products	4	(d)	5,623	10,074	—	33	5,623	10,107	15,730	(610)	1963 - 2007	03/30/2021 - 03/15/2022	5 to 39 years
Coil Tubing Partners	1	(d)	2,343	4,950	—	—	2,343	4,950	7,293	(84)	2019	08/23/2022	4 to 43 years
Colbert Packaging	2	(d)	1,835	22,707	—	—	1,835	22,707	24,542	—	1989 - 2015	12/20/2022	5 to 33 years
Columbus Fish Market	1	(d)	2,164	1,165	—	—	2,164	1,165	3,329	(847)	1960	07/17/2013	9 to 23 years
Conney Safety	1	(d)	1,189	11,451	—	—	1,189	11,451	12,640	(1,724)	1986	01/09/2020	8 to 23 years
Convergys	1	(d)	808	6,045	(266)	(1,580)	542	4,465	5,007	—	2008	07/17/2013	3 to 42 years
Cost-U-Less	1	(d)	2,132	5,992	—	—	2,132	5,992	8,124	(2,133)	2005	07/17/2013	8 to 37 years
Crash Champions	24	(d)	30,873	43,757	—	5	30,873	43,762	74,635	(2,960)	1976 - 2004	11/25/2019 - 11/16/2021	7 to 40 years
Crème de la Crème	5	(d)	10,538	18,955	—	61	10,538	19,016	29,554	(2,219)	2007 - 2009	11/25/2019	7 to 41 years
Crunch Fitness	6	(d)	7,424	21,920	—	3,036	7,424	24,956	32,380	(5,470)	1993 - 2017	11/29/2016 - 11/25/2019	8 to 44 years
C-Store	233	(d)	162,580	136,269	(649)	3,464	161,931	139,733	301,664	(66,376)	1945 - 2011	07/02/2007 - 06/28/2019	8 to 40 years
Curacao (f)	1	(d)	9,470	13,326	(2,049)	(5,007)	7,421	8,319	15,740	(1,265)	1968	12/30/2014	6 to 24 years
Curt Manufacturing	2	(d)	4,582	13,044	—	130	4,582	13,174	17,756	(1,848)	2009 - 2010	11/13/2020	9 to 29 years
CVS	30	(d)	29,087	82,977	(301)	(1,424)	28,786	81,553	110,339	(25,682)	1994 - 2007	07/17/2013	7 to 43 years
Dairy Queen	4	(d)	2,570	4,333	—	90	2,570	4,423	6,993	(1,255)	1984 - 2010	02/16/2017	5 to 40 years
Dave & Buster's / Main Event	15	(d)	47,735	85,944	2,161	25,241	49,896	111,185	161,081	(26,548)	1995 - 2021	09/30/2005 - 03/02/2022	7 to 50 years
David's Bridal (f)	2	(d)	1,461	4,727	—	54	1,461	4,781	6,242	(1,285)	2005 - 2006	07/17/2013	11 to 48 years
Davis-Standard	2	(d)	3,181	15,331	—	71	3,181	15,402	18,583	(3,562)	1969 - 1983	10/27/2016	5 to 40 years
Deep Well Services	2	(d)	2,406	5,938	—	—	2,406	5,938	8,344	(89)	2018 - 2019	08/23/2022	3 to 43 years
Defined Fitness	7	(d)	16,187	35,280	—	6	16,187	35,286	51,473	(7,473)	1972 - 2020	04/23/2015 - 11/24/2020	14 to 45 years
Defy Trampoline Park (f)	10	(d)	12,493	22,679	521	3,758	13,014	26,437	39,451	(8,016)	1970 - 2018	09/30/2015 - 08/31/2018	9 to 40 years
Denny's	2	(d)	997	1,409	(24)	25	973	1,434	2,407	(422)	1995 - 1996	03/20/2015 - 11/25/2019	8 to 20 years
Dillon Tire	1	(d)	1,144	2,935	—	—	1,144	2,935	4,079	(1,224)	1972	11/25/2019	2 to 10 years
Direct Shot Distributing	1	(d)	6,447	20,390	—	—	6,447	20,390	26,837	(1,874)	2020	11/10/2020	6 to 34 years
Dollar General	84	(d)	30,981	71,005	—	70	30,981	71,075	102,056	(17,118)	1975 - 2021	07/17/2013 - 06/14/2022	5 to 44 years
Dollar Tree / Family Dollar (f)	132	(d)	52,675	102,122	(486)	(1,426)	52,189	100,696	152,885	(16,522)	1921 - 2022	07/17/2013 - 11/30/2022	3 to 50 years
Drive Time	2	(d)	2,158	2,071	—	(46)	2,158	2,025	4,183	(1,555)	1968 - 2005	11/25/2014 - 03/11/2015	10 to 40 years
Driver’s Edge	5	(d)	5,737	5,766	—	—	5,737	5,766	11,503	(512)	1999 - 2017	02/02/2021	11 to 38 years
Duluth Trading Co.	1	(d)	2,776	3,990	—	367	2,776	4,357	7,133	(1,249)	2007	07/17/2013	10 to 47 years
DWM Holdings, Inc.	1	(d)	2,056	4,198	—	—	2,056	4,198	6,254	(128)	1967	09/15/2022	7 to 22 years
Eddie Merlot's	1	(d)	1,184	2,776	(885)	(2,079)	299	697	996	(107)	1997	11/25/2019	6 to 22 years
El Chico	1	(d)	1,337	61	(844)	(39)	493	22	515	(29)	1976	11/25/2019	6 to 14 years
Emagine Theaters	13	(d)	31,129	36,424	(419)	23,260	30,710	59,684	90,394	(16,436)	1984 - 2013	07/29/2016 - 11/25/2019	3 to 36 years
EMCOR	3	(d)	4,292	8,033	—	—	4,292	8,033	12,325	(372)	1986 - 2009	04/21/2022 - 06/29/2022	4 to 40 years
Everbrook Academy	4	(d)	5,736	16,195	—	104	5,736	16,299	22,035	(648)	1996 - 2020	09/30/2021 - 12/22/2021	10 to 44 years
Exceptional Health	3	(d)	4,495	12,652	—	6,648	4,495	19,300	23,795	(3,086)	2014 - 2016	03/30/2016 - 12/01/2016	16 to 50 years
FABco	2	(d)	10,341	28,364	—	17	10,341	28,381	38,722	(1,624)	1977 - 2015	12/14/2021	8 to 25 years
Family Fare Supermarket	1	(d)	2,198	3,328	—	(67)	2,198	3,261	5,459	(1,893)	1982	12/17/2013	15 to 20 years
Family Medical Center	1	(d)	521	2,589	—	65	521	2,654	3,175	(969)	1988	08/18/2014	7 to 30 years
Fazoli's	3	(d)	2,186	136	—	—	2,186	136	2,322	(78)	1982	08/27/2009 - 11/25/2019	7 to 18 years
FedEx	6	(d)	33,331	67,662	631	426	33,962	68,088	102,050	(16,844)	1996 - 2017	07/17/2013 - 09/29/2020	6 to 44 years
Ferguson Enterprises	7	(d)	19,992	54,454	—	—	19,992	54,454	74,446	(28,930)	2006 - 2007	07/17/2013	8 to 46 years
FHE	2	(d)	3,236	14,281	—	11	3,236	14,292	17,528	(1,644)	2007 - 2019	06/28/2019	10 to 45 years
Fiesta Mart (f)	1	(d)	3,975	—	—	—	3,975	—	3,975	—	(e)	07/17/2013	(e)
Finish Line Car Wash	1	(d)	1,565	4,051	—	19	1,565	4,070	5,635	(240)	2013	09/28/2021	13 to 36 years
Fire King	1	(d)	941	5,078	—	65	941	5,143	6,084	(632)	1977	12/20/2019	9 to 30 years
Flowers Foods	1	(d)	262	1,607	—	—	262	1,607	1,869	(27)	1975	08/30/2022	6 to 25 years

SPIRIT REALTY CAPITAL, INC.

Schedule III Real Estate and Accumulated Depreciation

(Amounts in thousands)

			Initial Cost (b)		Cost Capitalized / (Impaired)		Gross Amount at December 31, 2022
Tenant Concept	Number of Properties (a)	Encumbrances	Land and Improvements	Buildings and Improvements	Land and Improvements	Buildings and Improvements	Land and Improvements	Buildings and Improvements	Total	Accumulated Depreciation	Construction Year	Date Acquired	Depreciable Life
Food City	3	(d)	4,591	15,150	—	—	4,591	15,150	19,741	(5,104)	1969 - 2001	09/30/2014	10 to 40 years
Food Lion	1	(d)	696	5,402	—	—	696	5,402	6,098	(1,543)	1988	09/30/2014	10 to 40 years
Forum Energy Technologies	4	(d)	7,287	27,306	—	—	7,287	27,306	34,593	—	1979 - 2014	11/29/2022	10 to 33 years
Fox Rehabilitation Services	1	(d)	4,078	6,076	—	—	4,078	6,076	10,154	(2,019)	1998	11/23/2016	9 to 30 years
Freddy's Frozen Custard & Steakburgers	1	(d)	594	1,196	—	—	594	1,196	1,790	(199)	2016	06/28/2019	8 to 34 years
Fresenius Medical Care	1	(d)	482	1,139	—	(91)	482	1,048	1,530	(368)	2008	08/18/2014	7 to 22 years
General Aluminum Mfg. Company (f)	1	(d)	2,124	10,152	—	—	2,124	10,152	12,276	(401)	1963	02/04/2022	7 to 27 years
Georgia Theatre	4	(d)	9,034	33,747	—	—	9,034	33,747	42,781	(8,395)	2001 - 2010	12/30/2014	15 to 40 years
Golden Corral	10	(d)	12,453	29,986	—	—	12,453	29,986	42,439	(5,249)	1993 - 2011	07/17/2013 - 06/28/2022	5 to 35 years
Gourmet Foods	2	(d)	6,224	8,369	—	—	6,224	8,369	14,593	(1,100)	1958 - 1986	10/11/2019	8 to 35 years
GQT Riverview 14 GDX	1	(d)	4,970	4,014	—	8,907	4,970	12,921	17,891	(2,268)	2016	11/05/2015	12 to 50 years
Grease Monkey	29	(d)	8,374	15,376	—	—	8,374	15,376	23,750	(9,507)	1968 - 1998	09/07/2007 - 11/25/2019	6 to 40 years
Great Western Leasing & Sales	1	(d)	2,114	5,251	—	—	2,114	5,251	7,365	—	2001	12/19/2022	9 to 24 years
GTA Containers	1	(d)	3,064	9,343	—	—	3,064	9,343	12,407	(305)	2009	02/16/2022	13 to 38 years
GXO Logistics (f)	1	(d)	3,755	37,271	—	—	3,755	37,271	41,026	(1,254)	2002	01/19/2022	4 to 32 years
H&E Equipment Services	1	(d)	1,790	1,267	—	—	1,790	1,267	3,057	(954)	2014	09/30/2014	11 to 30 years
Hardee's	34	(d)	13,901	18,960	—	—	13,901	18,960	32,861	(10,809)	1969 - 1999	12/21/2012 - 11/25/2019	5 to 30 years
Harley Davidson	1	(d)	908	4,691	—	—	908	4,691	5,599	(142)	2000	05/11/2022	6 to 30 years
Hartford Provision Company	1	(d)	1,590	6,774	—	632	1,590	7,406	8,996	(3,046)	1982	05/05/2015	7 to 20 years
Hatch Stamping	3	(d)	2,411	9,705	—	—	2,411	9,705	12,116	(2,005)	1975 - 2001	06/17/2019	6 to 25 years
Havana Farm and Home Supply	1	(d)	526	813	—	(32)	526	781	1,307	(528)	2000	05/31/2006	15 to 30 years
Health Point Family Medicine	1	(d)	159	1,124	—	(24)	159	1,100	1,259	(290)	2012	08/18/2014	15 to 40 years
Hobby Lobby (f)	2	(d)	8,941	17,280	—	128	8,941	17,408	26,349	(3,199)	2006 - 2021	07/17/2013 - 02/04/2022	4 to 50 years
Home Depot (f)	8	(c), (d)	59,098	67,982	13	535	59,111	68,517	127,628	(26,382)	1978 - 2003	07/17/2013 - 06/28/2021	1 to 33 years
HomTex	5	(d)	5,307	21,799	—	—	5,307	21,799	27,106	(434)	1960 - 1989	06/30/2022 - 10/04/2022	6 to 29 years
Hy-Vee Food Store (f)	1	(d)	648	379	—	(100)	648	279	927	(405)	1974	05/31/2006	15 to 20 years
IBM	1	(d)	3,154	19,715	—	12,816	3,154	32,531	35,685	(7,401)	1989	08/02/2017	5 to 30 years
In-Shape	2	(d)	3,146	7,985	—	2,244	3,146	10,229	13,375	(3,184)	1964 - 2001	12/05/2014 - 09/04/2015	10 to 30 years
Insurance Auto Auction	3	(d)	15,741	3,162	—	—	15,741	3,162	18,903	(3,644)	2012 - 2020	09/11/2018 - 11/30/2020	7 to 35 years
Interstate Resources	1	(d)	1,084	5,507	—	1,359	1,084	6,866	7,950	(2,687)	1999	07/17/2013	8 to 26 years
Invited Clubs	21	(d)	153,144	48,864	—	4,492	153,144	53,356	206,500	(15,263)	1959 - 2008	07/19/2021 - 09/27/2022	4 to 39 years
J. Jill	1	(d)	7,420	19,608	—	—	7,420	19,608	27,028	(11,255)	1998	07/17/2013	8 to 25 years
Jiffy Lube	17	(d)	14,478	17,335	—	1,448	14,478	18,783	33,261	(3,154)	1985 - 2002	03/19/2013 - 12/09/2021	9 to 43 years
Jo-Ann's (f)	3	(d)	5,425	8,958	151	376	5,576	9,334	14,910	(3,430)	1998 - 2000	07/17/2013	7 to 43 years
KFC	18	(d)	9,506	12,023	109	118	9,615	12,141	21,756	(5,019)	1966 - 2016	10/03/2011 - 12/23/2020	10 to 40 years
KinderCare	1	(d)	870	2,912	—	—	870	2,912	3,782	(80)	2007	06/30/2022	5 to 30 years
King’s Daughters Medical Center	1	(d)	658	3,171	—	—	658	3,171	3,829	(988)	2013	08/18/2014	9 to 40 years
Kiolbassa	2	(d)	4,088	9,105	—	2,122	4,088	11,227	15,315	(937)	2004 - 2007	05/07/2020	8 to 30 years
Kohl's	15	(d)	42,634	85,795	200	743	42,834	86,538	129,372	(21,262)	1994 - 2008	07/17/2013 - 06/16/2022	5 to 46 years
Kroger	1	(d)	972	8,435	—	(28)	972	8,407	9,379	(3,650)	1998	07/17/2013	9 to 25 years
L-3 Link Simulation & Training	1	(d)	1,133	9,908	—	16	1,133	9,924	11,057	(545)	1985	06/17/2021	8 to 40 years
LA Fitness	7	(d)	21,371	51,561	(7,680)	(10,901)	13,691	40,660	54,351	(10,290)	1999 - 2009	07/17/2013 - 11/25/2019	1 to 43 years
Lamb's/Ramona Tire	5	(d)	5,598	5,224	—	—	5,598	5,224	10,822	(672)	1975 - 2012	09/27/2019	9 to 36 years
La-Z-Boy	8	(d)	13,026	36,142	(1,374)	(2,794)	11,652	33,348	45,000	(2,866)	1987 - 2006	07/17/2013 - 07/25/2022	4 to 45 years
Lee's Famous Recipe Chicken	5	(d)	1,506	1,352	—	—	1,506	1,352	2,858	(625)	1970 - 1988	08/21/2015	15 to 30 years
Levin Furniture	1	(d)	2,042	3,808	—	—	2,042	3,808	5,850	(160)	1991	06/07/2022	9 to 28 years
Liberty Oilfield Services	2	(d)	4,760	10,281	—	—	4,760	10,281	15,041	(3,171)	1977 - 2001	12/30/2014	15 to 50 years
Life Time Fitness	12	(d)	99,585	308,399	—	173	99,585	308,572	408,157	(25,997)	2002 - 2021	08/30/2018 - 05/13/2022	6 to 55 years
Lincoln Manufacturing	4	(d)	7,411	10,150	—	—	7,411	10,150	17,561	(252)	1972 - 2012	11/15/2022	1 to 34 years
Logan's Roadhouse	2	(d)	2,553	4,074	(1,822)	(2,941)	731	1,133	1,864	(221)	1996 - 2007	07/17/2013	5 to 34 years
Long John Silver's / A&W	1	(d)	1,329	—	—	—	1,329	—	1,329	—	(e)	07/17/2013	(e)
Look Cinemas	3	(d)	8,657	47,880	—	8,898	8,657	56,778	65,435	(13,564)	1997 - 2000	09/30/2015	15 to 30 years
Lowe's (f)	5	(d)	39,205	37,533	(7,896)	(6,216)	31,309	31,317	62,626	(13,206)	1991 - 1998	07/17/2013	8 to 36 years
Lutheran Health Physicians	1	(d)	220	278	68	(30)	288	248	536	(168)	2007	08/18/2014	10 to 20 years

SPIRIT REALTY CAPITAL, INC.

Schedule III Real Estate and Accumulated Depreciation

(Amounts in thousands)

			Initial Cost (b)		Cost Capitalized / (Impaired)		Gross Amount at December 31, 2022
Tenant Concept	Number of Properties (a)	Encumbrances	Land and Improvements	Buildings and Improvements	Land and Improvements	Buildings and Improvements	Land and Improvements	Buildings and Improvements	Total	Accumulated Depreciation	Construction Year	Date Acquired	Depreciable Life
MAACO	3	(d)	2,501	2,815	(759)	(63)	1,742	2,752	4,494	(687)	1950 - 1999	03/31/2017	6 to 30 years
Mac Papers + Packaging	12	(d)	14,377	63,823	—	—	14,377	63,823	78,200	(6,448)	1956 - 2016	03/12/2020 - 08/07/2020	6 to 46 years
Malibu Boats	2	(d)	4,644	13,911	—	—	4,644	13,911	18,555	(8,386)	1992 - 1998	03/31/2008	15 to 30 years
Market Street	2	(d)	3,559	10,834	(10)	(775)	3,549	10,059	13,608	(6,115)	1997 - 1999	05/23/2005	20 to 40 years
Mattress Firm	1	(d)	596	872	—	216	596	1,088	1,684	(461)	1998	07/17/2013	9 to 45 years
Michael's (f)	1	(d)	1,114	6,726	—	—	1,114	6,726	7,840	(2,746)	2002	07/17/2013	9 to 49 years
Milo's	9	(d)	5,260	7,074	—	475	5,260	7,549	12,809	(3,405)	1977 - 2008	03/29/2013 - 11/25/2019	8 to 29 years
Mister Car Wash	22	(d)	41,796	48,845	536	285	42,332	49,130	91,462	(16,466)	1956 - 2016	05/15/2013 - 11/16/2021	3 to 40 years
Mojo Grill	1	(d)	619	236	—	500	619	736	1,355	(178)	1996	10/26/2018	8 to 23 years
Monterey's Tex Mex	1	(d)	818	670	—	—	818	670	1,488	(147)	1988	11/25/2019	3 to 23 years
Mountainside Fitness	1	(d)	1,687	2,935	—	264	1,687	3,199	4,886	(406)	2002	11/25/2019	3 to 35 years
MPI	4	(d)	2,212	15,217	—	—	2,212	15,217	17,429	(472)	1963 - 2009	03/29/2022	5 to 34 years
Mr. Clean/Jiffy Lube	2	(d)	4,964	3,351	—	—	4,964	3,351	8,315	(546)	1996 - 1998	09/11/2019	10 to 30 years
NextCare Urgent Care	1	(d)	271	728	—	—	271	728	999	(218)	1985	08/18/2014	8 to 40 years
NN, Inc.	1	(d)	3,595	21,969	—	122	3,595	22,091	25,686	(746)	2019	12/29/2021	12 to 39 years
Northern Tool & Equipment	1	(d)	1,728	3,437	—	—	1,728	3,437	5,165	(1,117)	2006	07/17/2013	8 to 43 years
NWN Carousel	1	(d)	1,136	7,989	—	—	1,136	7,989	9,125	—	1970	12/28/2022	10 to 33 years
Off Lease Only	5	(d)	65,556	38,688	—	1,989	65,556	40,677	106,233	(5,011)	1988 - 2021	09/09/2020 - 05/13/2022	14 to 45 years
Office Depot (f)	6	(d)	5,561	14,526	—	288	5,561	14,814	20,375	(4,605)	1999 - 2009	07/17/2013	8 to 47 years
Ojos Locos Sports Cantina	1	(d)	1,725	1,470	—	—	1,725	1,470	3,195	(532)	2014	04/15/2015	15 to 30 years
Old Time Pottery	3	(d)	6,071	12,093	(506)	(1,516)	5,565	10,577	16,142	(5,117)	1985 - 1994	07/17/2013 - 05/08/2015	3 to 20 years
Ollie's (f)	1	(d)	3,417	3,524	—	—	3,417	3,524	6,941	—	1988	11/22/2022	5 to 45 years
O'Reilly Auto Parts	1	(d)	161	—	—	—	161	—	161	—	(e)	11/25/2019	(e)
Party City	3	(d)	11,849	116,669	—	—	11,849	116,669	128,518	(11,132)	1991 - 2015	06/28/2019	9 to 42 years
Pawn I	2	(d)	1,440	3,684	—	—	1,440	3,684	5,124	(767)	1994 - 2009	07/31/2015	15 to 50 years
Pep Boys	11	(d)	14,491	30,461	(1,936)	(5,997)	12,555	24,464	37,019	(7,163)	1987 - 1998	07/17/2013	1 to 41 years
PetSmart	3	(d)	4,247	10,208	—	—	4,247	10,208	14,455	(3,110)	1996 - 1997	07/17/2013	8 to 44 years
PetSuites Pet Resort & Spa	1	(d)	1,563	2,679	—	—	1,563	2,679	4,242	(375)	2018	03/29/2019	19 to 35 years
Pioneer Seeds	1	(d)	870	6,961	—	29	870	6,990	7,860	(1,367)	2016	12/16/2016	9 to 40 years
Planet Fitness	3	(d)	2,704	5,612	—	22	2,704	5,634	8,338	(2,154)	1978 - 1988	09/30/2014 - 04/15/2016	8 to 30 years
Popeye's Chicken & Biscuits	7	(d)	3,793	5,495	—	—	3,793	5,495	9,288	(1,656)	1975 - 2004	11/25/2019	4 to 19 years
PowerHome Solar	1	(d)	894	3,733	(429)	(1,800)	465	1,933	2,398	—	1975	06/23/2022	7 to 27 years
Progressive Medical Center	1	(d)	1,061	4,556	—	22	1,061	4,578	5,639	(906)	1988	10/27/2016	2 to 40 years
Quartz Health Solutions (f)	1	(d)	2,252	15,544	—	—	2,252	15,544	17,796	—	2009	12/20/2022	5 to 32 years
Rally's	1	(d)	160	693	(1)	(4)	159	689	848	(208)	1990	11/25/2019	6 to 12 years
Raymour & Flanigan Furniture	2	(d)	2,825	19,295	—	25	2,825	19,320	22,145	(2,022)	1978 - 2005	11/25/2019	7 to 43 years
Red Lobster	22	(d)	21,559	35,043	—	—	21,559	35,043	56,602	(10,981)	1971 - 2009	12/23/2014 - 12/22/2016	11 to 40 years
Red Mesa Grill	3	(d)	947	3,140	—	—	947	3,140	4,087	(873)	1997 - 2004	11/09/2015	15 to 30 years
Regal Cinemas	8	(d)	22,833	40,156	(6,080)	(788)	16,753	39,368	56,121	(11,077)	1995 - 2006	12/30/2014 - 11/23/2016	1 to 40 years
Renaissance Food	1	(d)	3,203	8,089	—	324	3,203	8,413	11,616	(990)	2016	12/03/2019	11 to 38 years
Repair One	1	(d)	574	1,349	—	—	574	1,349	1,923	(196)	1997	11/25/2019	10 to 25 years
Residence Inn by Marriott	1	(d)	4,627	28,368	—	4,729	4,627	33,097	37,724	(3,324)	2006	03/28/2019	11 to 40 years
Rite Aid	11	(d)	9,115	25,899	(378)	(1,057)	8,737	24,842	33,579	(7,518)	1993 - 2006	07/17/2013	4 to 43 years
Ross (f)	1	(d)	2,631	7,710	—	301	2,631	8,011	10,642	(2,447)	2006	07/17/2013	11 to 43 years
Ruth's Chris Steakhouse	2	(d)	3,558	3,428	—	—	3,558	3,428	6,986	(1,386)	1964 - 2000	07/17/2013	10 to 30 years
Ryerson	8	(d)	13,674	46,403	(140)	708	13,534	47,111	60,645	(9,182)	1935 - 2002	12/20/2019	4 to 27 years
Sagebrush	2	(d)	1,514	4,759	—	49	1,514	4,808	6,322	(560)	1987 - 1993	11/23/2020	7 to 23 years
Saisaki Asian Bistro and Sushi	1	(d)	1,184	311	—	—	1,184	311	1,495	(462)	1995	06/25/2004	10 to 25 years
Saltgrass	1	(d)	1,934	1,456	—	—	1,934	1,456	3,390	(312)	1998	11/25/2019	7 to 20 years
Same Day Delivery	1	(d)	2,287	4,469	(1,369)	(2,277)	918	2,192	3,110	(741)	2001	07/17/2013	4 to 30 years
Sam's Club (f)	2	(d)	12,609	16,182	295	541	12,904	16,723	29,627	(12,193)	1991 - 1993	07/17/2013	5 to 21 years
Serrano's Mexican Restaurant	2	(d)	1,031	2,161	—	—	1,031	2,161	3,192	(774)	1990 - 2004	06/14/2013	15 to 40 years
Sheffield Pharmaceuticals	1	(d)	627	4,767	—	324	627	5,091	5,718	(1,171)	1975	06/30/2016	4 to 30 years
Shiloh Industries	3	(d)	10,350	26,362	—	22	10,350	26,384	36,734	(2,815)	1987 - 2014	02/03/2021 - 08/04/2021	6 to 54 years

39

SPIRIT REALTY CAPITAL, INC.

Schedule III Real Estate and Accumulated Depreciation

(Amounts in thousands)

			Initial Cost (b)		Cost Capitalized / (Impaired)		Gross Amount at December 31, 2022
Tenant Concept	Number of Properties (a)	Encumbrances	Land and Improvements	Buildings and Improvements	Land and Improvements	Buildings and Improvements	Land and Improvements	Buildings and Improvements	Total	Accumulated Depreciation	Construction Year	Date Acquired	Depreciable Life
Shooters World	2	(d)	4,238	15,646	390	5,508	4,628	21,154	25,782	(2,720)	1990 - 2018	06/05/2015 - 01/26/2018	13 to 45 years
Shutterfly	1	(d)	7,867	24,085	—	—	7,867	24,085	31,952	(1,853)	2020	09/15/2020	10 to 45 years
Silgan Closures	1	(d)	1,789	6,634	—	—	1,789	6,634	8,423	(244)	1980	03/03/2022	7 to 36 years
Skyline Chili	2	(d)	1,437	1,073	—	—	1,437	1,073	2,510	(280)	1998	11/25/2019	8 to 18 years
Slim Chickens	2	(d)	1,687	2,122	—	—	1,687	2,122	3,809	(499)	2013 - 2015	03/31/2015 - 11/25/2019	7 to 40 years
Smokey Bones Barbecue & Grill	13	(d)	18,287	10,375	(350)	(261)	17,937	10,114	28,051	(8,447)	1972 - 2006	12/31/2007	15 to 40 years
Smoothie King	1	(d)	208	302	—	(2)	208	300	508	(175)	2007	07/17/2013	13 to 24 years
Sonic Drive-In	39	(d)	23,233	17,930	—	—	23,233	17,930	41,163	(7,586)	1976 - 2010	09/17/2013 - 06/24/2022	2 to 30 years
Sonny's BBQ	8	(d)	10,665	9,510	—	1,117	10,665	10,627	21,292	(2,448)	1984 - 2006	12/28/2016 - 06/09/2017	6 to 40 years
Southern Theatres	2	(d)	10,335	13,237	—	2,500	10,335	15,737	26,072	(5,522)	1999 - 2000	09/25/2014	15 to 30 years
Southwest Airlines	1	(d)	5,342	14,369	—	—	5,342	14,369	19,711	(530)	2007	03/14/2022	9 to 35 years
Specialists in Urology	9	(d)	7,469	32,725	(231)	(680)	7,238	32,045	39,283	(9,542)	1978 - 2012	08/30/2012 - 03/31/2016	9 to 50 years
Sportsman's Warehouse	10	(d)	22,470	50,539	—	7	22,470	50,546	73,016	(15,292)	1991 - 2019	10/15/2012 - 06/28/2022	7 to 50 years
Staples	7	(d)	5,652	18,091	—	(22)	5,652	18,069	23,721	(4,691)	1998 - 2006	07/17/2013 - 04/07/2022	8 to 48 years
Starbucks	4	(d)	1,692	2,586	—	(15)	1,692	2,571	4,263	(1,126)	2007	07/17/2013	10 to 39 years
Stater Bros. Markets	1	(d)	1,569	4,271	—	(58)	1,569	4,213	5,782	(1,580)	1983	12/17/2013	15 to 30 years
Strickland Brothers	22	(d)	12,382	13,457	12	414	12,394	13,871	26,265	(606)	1983 - 2018	12/07/2021 - 12/22/2021	5 to 39 years
Studio Movie Grill	1	(d)	2,930	7,616	—	267	2,930	7,883	10,813	(1,774)	1987	03/15/2017	10 to 40 years
SunOpta	1	(d)	4,127	3,866	3,471	55,837	7,598	59,703	67,301	(252)	2022	08/13/2021	20 to 50 years
Surf's Up Car Wash	16	(d)	31,245	64,259	—	184	31,245	64,443	95,688	(2,691)	2008 - 2022	10/06/2021 - 05/18/2022	11 to 40 years
Taco Bell	3	(d)	1,343	2,642	—	(12)	1,343	2,630	3,973	(1,022)	1992 - 2012	03/29/2013 - 07/17/2013	7 to 35 years
Taco Bell / KFC	1	(d)	389	1,425	—	(6)	389	1,419	1,808	(563)	2000	07/17/2013	10 to 30 years
Taco Bueno	19	(d)	12,789	14,826	—	(52)	12,789	14,774	27,563	(4,771)	1977 - 2005	06/30/2016 - 11/25/2019	8 to 30 years
Ted's Cafe Escondido	2	(d)	2,968	4,554	—	—	2,968	4,554	7,522	(913)	2006 - 2013	11/25/2019	7 to 20 years
Terra Mulch Products	1	(d)	1,356	5,406	—	—	1,356	5,406	6,762	(1,963)	2006	05/11/2015	10 to 30 years
Tesla	1	(d)	1,893	6,154	—	85	1,893	6,239	8,132	(468)	1980	12/22/2020	10 to 35 years
Texas Corral	1	(d)	549	752	—	—	549	752	1,301	(430)	2006	12/21/2007	15 to 50 years
Texas Roadhouse	1	(d)	1,214	1,412	—	—	1,214	1,412	2,626	(209)	2005	11/25/2019	5 to 33 years
The Children's Courtyard	1	(d)	334	2,146	—	12	334	2,158	2,492	(436)	2003	03/31/2017	15 to 30 years
The Gerson Company	1	(d)	6,381	30,134	—	161	6,381	30,295	36,676	(1,676)	1960	12/09/2021	10 to 27 years
The Toledo Hospital	1	(d)	728	3,440	—	—	728	3,440	4,168	(1,429)	2002	08/18/2014	9 to 30 years
TI Group Automotive	1	(d)	3,939	7,950	—	—	3,939	7,950	11,889	(1,181)	2005	11/19/2020	9 to 32 years
Tire Warehouse	1	(d)	695	944	—	12	695	956	1,651	(188)	1993	11/25/2019	5 to 22 years
TJ Maxx (f)	1	(d)	578	2,063	—	358	578	2,421	2,999	(1,445)	1988	07/17/2013	5 to 20 years
Topgolf	2	(d)	9,337	9,595	3,450	6,572	12,787	16,167	28,954	(2,474)	2018	12/10/2018 - 10/28/2022	11 to 45 years
Tower Automotive	1	(d)	5,344	28,900	—	—	5,344	28,900	34,244	(3,992)	1990	01/28/2020	9 to 30 years
Tractor Supply	20	(c), (d)	22,622	37,122	575	(108)	23,197	37,014	60,211	(18,480)	1975 - 2011	07/17/2013 - 11/13/2015	2 to 48 years
Trilogy Plastics	2	(d)	2,770	9,875	—	—	2,770	9,875	12,645	(347)	1953 - 2005	05/24/2022	6 to 22 years
Trinity Highway Products	3	(d)	14,314	50,948	—	321	14,314	51,269	65,583	(2,317)	1940 - 1992	12/31/2021	10 to 39 years
Truck-Lite	3	(d)	7,413	21,598	—	—	7,413	21,598	29,011	(1,591)	1985 - 2020	05/27/2021	7 to 54 years
Tupperware	1	(d)	17,283	19,024	—	13	17,283	19,037	36,320	(1,412)	2007	04/23/2021	10 to 35 years
Tutor Time	4	(d)	2,790	6,978	—	(33)	2,790	6,945	9,735	(1,131)	1985 - 2008	07/17/2013 - 12/29/2021	5 to 36 years
Twin Peaks	1	(d)	1,112	—	—	—	1,112	—	1,112	—	(e)	11/25/2019	(e)
Twin Tiers Eye Care	6	(d)	912	8,750	—	—	912	8,750	9,662	(2,488)	1970 - 2002	04/30/2015	15 to 30 years
United Ag & Turf	10	(d)	5,130	12,405	—	—	5,130	12,405	17,535	(1,442)	1975 - 2020	01/28/2020 - 09/14/2022	6 to 40 years
United Supermarkets	6	(d)	8,332	10,703	—	(696)	8,332	10,007	18,339	(4,211)	1988 - 1999	05/23/2005 - 08/29/2011	15 to 40 years
Universal Tax Systems (f)	1	(d)	3,560	23,583	—	4,709	3,560	28,292	31,852	(6,217)	1996	07/17/2013	8 to 45 years
Vacant	2	(d)	2,260	24,457	(967)	(16,410)	1,293	8,047	9,340	(1,111)	1989 - 2004	07/17/2013 - 08/02/2017	5 to 40 years
Valley Surgical Center	1	(d)	363	3,726	—	—	363	3,726	4,089	(937)	2009	08/18/2014	14 to 40 years
Value City Furniture	1	(d)	1,465	6,860	—	—	1,465	6,860	8,325	(323)	1986	01/18/2022	7 to 27 years
VASA Fitness	5	(d)	12,105	28,454	—	110	12,105	28,564	40,669	(3,674)	1988 - 2000	11/20/2015 - 06/28/2022	8 to 45 years
Verizon	1	(d)	343	152	—	(2)	343	150	493	(183)	2007	07/17/2013	10 to 24 years
Virgin Parking Garage	1	(d)	3,375	9,040	—	—	3,375	9,040	12,415	(171)	2019	03/03/2022	15 to 44 years
Walgreens (f)	34	(d)	36,749	138,327	—	(63)	36,749	138,264	175,013	(36,439)	1994 - 2009	07/17/2013 - 09/27/2022	3 to 45 years

40

SPIRIT REALTY CAPITAL, INC.

Schedule III Real Estate and Accumulated Depreciation

(Amounts in thousands)

			Initial Cost (b)		Cost Capitalized / (Impaired)		Gross Amount at December 31, 2022
Tenant Concept	Number of Properties (a)	Encumbrances	Land and Improvements	Buildings and Improvements	Land and Improvements	Buildings and Improvements	Land and Improvements	Buildings and Improvements	Total	Accumulated Depreciation	Construction Year	Date Acquired	Depreciable Life
Walmart	3	(d)	4,009	4,577	—	(13)	4,009	4,564	8,573	(3,255)	1987 - 1991	07/17/2013 - 01/08/2019	7 to 22 years
Warrior Manufacturing	1	(d)	2,518	10,195	—	37	2,518	10,232	12,750	(478)	2007	12/16/2021	14 to 30 years
Way Interglobal	1	(d)	7,996	50,626	—	—	7,996	50,626	58,622	(295)	2022	11/15/2022	9 to 40 years
Weatherford	1	(d)	10,082	21,477	—	—	10,082	21,477	31,559	(1,229)	2011	03/25/2022	5 to 32 years
Wendy's	1	(d)	336	773	—	—	336	773	1,109	(138)	1985	11/25/2019	9 to 21 years
Whirlpool	1	(d)	10,183	23,664	—	—	10,183	23,664	33,847	(2,463)	2020	11/10/2020	5 to 31 years
Winco Foods	1	(d)	3,108	12,817	—	(16)	3,108	12,801	15,909	(3,757)	1960	07/17/2013	9 to 40 years
Winsteads	1	(d)	607	123	—	—	607	123	730	(64)	2009	11/25/2019	7 to 21 years
Worthington Steel	2	(d)	7,303	29,831	—	—	7,303	29,831	37,134	(2,494)	1997 - 2005	06/08/2021	9 to 35 years
Yard House	1	(d)	1,370	8,260	(29)	21	1,341	8,281	9,622	(811)	2013	11/25/2019	3 to 35 years
Yoke's Fresh Market	2	(d)	5,518	9,882	—	—	5,518	9,882	15,400	(3,041)	1999 - 2008	03/11/2015 - 03/12/2015	15 to 30 years
Zaxby's	3	(d)	2,259	4,964	(69)	—	2,190	4,964	7,154	(1,484)	2006 - 2010	07/01/2015 - 09/17/2015	15 to 30 years
Zips Car Wash	39	(d)	51,457	85,255	—	20,374	51,457	105,629	157,086	(8,014)	2001 - 2021	09/30/2015 - 08/04/2022	9 to 44 years
	2,097		2,774,221	5,725,590	(33,971)	166,527	2,740,250	5,892,117	8,632,367	(1,211,061)

(a)	As of December 31, 2022, the Company held one direct finance lease property and 17 held for sale properties that are not included in the table above.

(b)	The aggregate cost of properties for federal income tax purposes is approximately $7.9 billion at December 31, 2022.

(c)	Includes one property collateralized with fixed CMBS debt. See Note 4 for further details.

(d)	Includes unencumbered properties.

(e)	Represents land only properties with no depreciation and therefore date of construction and estimated life for depreciation not applicable.

(f)	Includes one or more property where tenant is anchor tenant by rent in a multi-tenant property.

	2022	2021	2020
Land, buildings, and improvements
Balance at the beginning of the year	$7,478,918	$6,392,596	$5,750,507
Additions:
Acquisitions, capital expenditures, and reclassifications from held for sale and deferred financing leases	1,497,363	1,177,140	842,891
Deductions:
Dispositions of land, buildings, and improvements	(198,280)	(38,390)	(50,853)
Reclassifications to held for sale	(93,331)	(17,047)	(69,573)
Impairments, basis reset due to impairment and other adjustments	(52,303)	(35,381)	(80,376)
Gross Real Estate Balance at close of the year	$8,632,367	$7,478,918	$6,392,596

Accumulated depreciation and amortization
Balance at the beginning of the year	$(1,033,391)	$(850,320)	$(717,097)
Additions:
Depreciation expense and reclassifications from held for sale	(248,858)	(205,881)	(177,268)
Deductions:
Dispositions of land, buildings, and improvements and other adjustments	52,420	21,952	38,723
Reclassifications to held for sale	18,768	858	5,322
Balance at close of the year	$(1,211,061)	$(1,033,391)	$(850,320)

Net Real Estate Investment	$7,421,306	$6,445,527	$5,542,276

41

SPIRIT REALTY CAPITAL, INC.

Schedule IV

Mortgage Loans on Real Estate

As of December 31, 2022

(In thousands)

	2022	2021	2020
Reconciliation of Mortgage Loans on Real Estate
Balance January 1,	$—	$—	$32,654
Deductions during period
Collections of principal	—	—	(31,733)
Amortization of premium	—	—	(921)
Mortgage loans receivable December 31,	—	—	—
Other loans receivable	23,023	10,450	—
Total loans receivable	$23,023	$10,450	$—

42